Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-233120
Calculation of Registration Fee
Title of Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
2.75% Fixed-to-Floating Rate Subordinated Notes due 2031	$150,000,000	100%	$150,000,000	$16,365(1)
(1)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3ASR (File No. 333-233120) filed by the Registrant on August 8, 2019.

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 8, 2019)

$150,000,000

2.75% Fixed-to-Floating Rate Subordinated Notes due 2031
We are offering $150,000,000 aggregate principal amount of our 2.75% fixed-to-floating rate subordinated notes due 2031 (the “subordinated notes”). The subordinated notes will mature on September 15, 2031 (the “maturity date”). The subordinated notes will bear interest at a fixed rate per annum of 2.75%, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022, from and including the date of original issuance to, but excluding, September 15, 2026 or the date of earlier redemption (the “fixed rate period”). From and including September 15, 2026 to, but excluding, the maturity date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, each as defined and subject to the provisions described under “Description of Subordinated Notes—Principal and Interest Payments” in this prospectus supplement, plus 210 basis points, for each quarterly interest period during the floating rate period, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2026. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
The subordinated notes are redeemable by us, in whole or in part, on September 15, 2026, and on every interest payment date thereafter, or in whole but not in part, upon the occurrence of a tax event, capital event or investment company event, in each case at 100% of the principal amount of the subordinated notes to be redeemed, plus accrued and unpaid interest on such subordinated notes to, but excluding, the redemption date. Any early redemption of the subordinated notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.
There is no sinking fund for the subordinated notes. The subordinated notes will be our unsecured, subordinated obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors. The subordinated notes will be structurally subordinated to all existing and future indebtedness and liabilities of our subsidiaries and will rank equally in right of payment with any unsecured, subordinated indebtedness that is currently outstanding or that we incur in the future that rank equally with the subordinated notes. Notice of any redemption will be sent at least 10 days but not more than 60 days before the redemption date to each holder of subordinated notes to be redeemed, provided that the notice of redemption will be given within 90 days of the effective date of a tax event, capital event or investment company event. For a more detailed description of the subordinated notes, see “Description of Subordinated Notes.”
Currently, there is no public trading market for the subordinated notes. We do not intend to list the subordinated notes on any securities exchanges or to have the subordinated notes quoted on a quotation system.
The subordinated notes will not be savings accounts, deposits, or other obligations of our bank subsidiary or any nonbank subsidiary and are not insured by the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve or any other governmental agency or public or private issuer.
Investing in the subordinated notes involves risk. You should refer to “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 1 of the accompanying prospectus and in “Item 1A.” of our Annual Report on Form 10-K for the year ended December 31, 2020.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, the FDIC, the Board of Governors of the Federal Reserve, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to the Company (before expenses)
Per Subordinated Note	100.00%	1.25%	98.75%
Total	$150,000,000	$1,875,000	$148,125,000
(1)	Plus accrued interest, if any, from September 8, 2021 to the date of delivery.
(2)	See “Underwriter” in this prospectus supplement for details regarding compensation to be received by the underwriter in connection with this offering.
The underwriter expects to deliver the subordinated notes through the facilities of The Depository Trust Company for the accounts of its participants, which may include Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, a societe anonyme (“Clearstream”), against payment in New York, New York on or about September 8, 2021, which is the fifth business day following the date of the pricing of the subordinated notes, or “T+5”. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade subordinated notes on any date prior to the delivery of the subordinated notes hereunder will be required, by virtue of the fact that the subordinated notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.
Sole Book-Running Manager
Piper Sandler & Co.
The date of this prospectus supplement is August 31, 2021.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “HTLF,” “Heartland,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Heartland Financial USA, Inc. References to the “Banks” or the “bank subsidiaries” mean our wholly-owned bank subsidiaries.
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.
We have not authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you make a decision to invest in the subordinated notes, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information.”
The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the documents incorporated by reference herein and therein, before deciding whether to invest in the subordinated notes. You should pay special attention to the information contained under the captions entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and “Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent filings with the SEC to determine whether an investment in the subordinated notes is appropriate for you.
About HTLF
HTLF is a multi-bank holding company incorporated in the State of Delaware and registered under the Bank Holding Company Act of 1956, as amended. HTLF’s headquarters are located at 1398 Central Avenue, Dubuque, Iowa. At June 30, 2021, HTLF had, on a consolidated basis, approximately $18.37 billion of total assets, total loans held to maturity of $10.01 billion, total deposits of $15.62 billion and common shareholders’ equity of $2.16 billion.
HTLF conducts a community banking business through 11 bank subsidiaries, which are independently chartered community banks operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. All bank subsidiaries of HTLF are members of the Federal Deposit Insurance Corporation (“FDIC”). Listed below are HTLF’s current bank subsidiaries, which operated a total of 132 banking locations in the above states as of June 30, 2021:
•	Dubuque Bank and Trust Company, Dubuque, Iowa, is chartered under the laws of the state of Iowa.
•	Illinois Bank & Trust, Rockford, Illinois, is chartered under the laws of the state of Illinois.
•	Wisconsin Bank & Trust, Madison, Wisconsin, is chartered under the laws of the state of Wisconsin.
•	New Mexico Bank & Trust, Albuquerque, New Mexico, is chartered under the laws of the state of New Mexico.
•	Rocky Mountain Bank, Billings, Montana, is chartered under the laws of the state of Montana.
•	Arizona Bank & Trust, Phoenix, Arizona, is chartered under the laws of the state of Arizona.
•	Citywide Banks, Denver, Colorado, is chartered under the laws of the state of Colorado.
•	Minnesota Bank & Trust, Edina, Minnesota, is chartered under the laws of the state of Minnesota.
•	Bank of Blue Valley, Overland Park, Kansas, is chartered under the laws of the state of Kansas.
•	Premier Valley Bank, Fresno, California, is chartered under the laws of the state of California.
•	First Bank & Trust Company, Lubbock, Texas, is chartered under the laws of the state of Texas.
Dubuque Bank and Trust Company also has two wholly-owned non-bank subsidiaries:
•
DB&T Insurance, Inc., a multi-line insurance agency, with one wholly-owned subsidiary—Heartland Financial USA, Inc. Insurance Services, a multi-line insurance agency with the primary purpose of providing online insurance products to consumers and small business clients in markets where HTLF conducts banking operations.

•	DB&T Community Development Corp., a community development company that partners with other entities in the development of low-income housing and historic rehabilitation projects.
First Bank & Trust Company (“FB&T”) originates, sells and services residential mortgage loans through its PrimeWest Mortgage (“PrimeWest”) division. The loans are primarily sold to the secondary market with servicing retained. PrimeWest previously operated as a wholly owned subsidiary and merged its operations into FB&T effective April 1, 2020.
In addition, as of June 30, 2021, HTLF had trust preferred securities issued through special purpose trust subsidiaries formed for the purpose of offering cumulative capital securities, including the following trust subsidiaries: Heartland Financial Statutory Trust IV; Heartland Financial Statutory Trust V; Heartland Financial Statutory Trust VI; Heartland Financial Statutory Trust VII; Morrill Statutory Trust I; Morrill Statutory Trust II; Sheboygan Statutory Trust I; CBNM Capital Trust I; Citywide Capital Trust III; Citywide Capital Trust IV; Citywide Capital Trust V; Outsource Capital, Inc. Capital Statutory Trust III; Outsource Capital Group Inc. Capital Trust IV; BVBC Capital Trust II; and BVBC Capital Trust III.
All of HTLF's subsidiaries are wholly-owned.
The principal business of HTLF's bank subsidiaries consists of making loans to and accepting deposits from businesses and individuals. Its bank subsidiaries provide full service commercial and retail banking in their communities. Both the loans and deposits of HTLF’s bank subsidiaries are generated primarily through strong banking and community relationships and through management that is actively involved in the community. HTLF's bank subsidiaries’ lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing strong banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service. Deposit products, which are insured by the FDIC to the full extent permitted by law, include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts, health savings accounts and other time deposits. Loan products include commercial and industrial, commercial real estate, small business, agricultural, real estate mortgage and consumer loans, and credit cards for commercial, business and personal use.
HTLF supplements the local services of its bank subsidiaries with a full complement of ancillary services, including wealth management, investment and insurance services. HTLF provides convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, debit cards and automated teller machines.
Dubuque Bank and Trust Company, HTLF's oldest bank subsidiary, was originally incorporated in Iowa in 1935. HTLF was formed as an Iowa corporation to serve as its holding company in 1981, and HTLF reincorporated in Delaware on June 30, 1993. HTLF's common stock is traded on the Nasdaq Global Select Market under the symbol “HTLF,” and its depositary shares, each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, are traded on the Nasdaq Global Select Market under the symbol “HTLFP.” Its principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. HTLF's telephone number is (563) 589-2100 and its website address is www.htlf.com. The foregoing Internet website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains selected information about the subordinated notes and is not complete. It does not contain all the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before making a decision about whether to invest in the subordinated notes. For a more complete understanding of the subordinated notes, you should read the sections of this prospectus supplement entitled “Description of Subordinated Notes.”
Issuer
HTLF
Securities Offered
2.75% Fixed-to-Floating Rate Subordinated Notes due 2031
Aggregate Principal Amount
$150,000,000
Maturity Date
The subordinated notes will mature on September 15, 2031.
Interest
From and including the original issuance date to, but excluding, September 15, 2026, or the date of earlier redemption, a fixed rate per annum of 2.75%.
From and including September 15, 2026, to, but excluding, the maturity date or the date of earlier redemption, a floating rate per annum equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, plus 210 basis points for each quarterly interest period during the floating rate period; provided, however, that, in the event the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of Subordinated Notes”).
If the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of Subordinated Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of Subordinated Notes—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of Subordinated Notes”) plus 210 basis points.
Interest Payment Dates
Interest on the subordinated notes will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022, and ending on September 15, 2026, and thereafter will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2026. If any interest payment date falls on a day that is not a business day, interest will be paid on the next succeeding business day (and without any interest or other payment in respect of any such delay), unless with respect to a floating rate interest payment date, the next succeeding business day falls in the next calendar month. In that case, the interest payment date will instead be the immediately preceding day that is a business day, and interest will accrue to the accelerated interest payment date. See “Description of Subordinated Notes—Principal and Interest Payments.”
Record Date
Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day.
Day Count Conversion
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed.
Subordination; Ranking
The subordinated notes will be our unsecured, subordinated obligations and will:
•	rank junior in right of payment to all of our existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors;
•	rank equally in right of payment with any unsecured, subordinated indebtedness currently outstanding or that we incur in the future that rank equally with the subordinated notes;
•
rank senior in right of payment to (i) its existing junior subordinated debentures and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to the subordinated notes; and

•	be structurally subordinated to all existing and future indebtedness and liabilities of our existing and future subsidiaries, including without limitation the Banks’ depositors.
As of June 30, 2021, HTLF had total outstanding indebtedness, deposits and other liabilities of approximately $16.2 billion, all of which would rank senior in right of payment to the subordinated notes, except for $74.5 million of subordinated debt which matures in 2024 that would rank equally in right of payment to the subordinated notes, and $146.8 million of junior subordinated debentures issued in connection with trust preferred securities, which would rank junior in right of payment to the subordinated notes.
The subordinated notes are not savings accounts or deposits of any bank and are not insured by the FDIC or any other agency.

No Security or Guarantees
The subordinated notes are not obligations of, nor are they guaranteed by, HTLF or its other subsidiaries or affiliates. The obligations under the subordinated notes will not be secured by any collateral.
Optional Redemption
HTLF may, at its option, beginning with the interest payment date of September 15, 2026 and on any interest payment date thereafter, redeem the subordinated notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the subordinated notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.
Special Redemption
HTLF may redeem the subordinated notes, in whole but not in part, at any time, including prior to September 15, 2026, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the subordinated notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the subordinated notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the subordinated notes plus any accrued and unpaid interest to, but excluding, the redemption date.
Events of Default
The subordinated notes will contain customary payment, covenant and insolvency events of default. The Trustee and the holders of the subordinated notes may not accelerate the maturity of the subordinated notes upon the occurrence of any payment or covenant event of default. However, if an insolvency-related event of default occurs, the principal of the subordinated notes will become immediately due and payable without any action of the Trustee or the holders of the subordinated notes. In the event of such an acceleration of the maturity of the subordinated notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the subordinated notes. In addition, Federal Reserve consent may be required for any payments of interest, if we are or would become undercapitalized.
Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $147.7 million after underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in the Banks as regulatory capital, and repaying indebtedness. A portion of the proceeds may be used to retire higher interest rate senior debt, including $21.25 million principal amount of a note payable to an unaffiliated bank which matures on July 24, 2028 and which is currently accruing interest at 5.425% per annum. We may also retire certain trust preferred securities where the rates and terms make it advantageous to do so. Our management will have broad discretion in the use of the net proceeds from the sale of the subordinated notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Banks.
Certain United States Federal Income Tax Considerations
For a discussion of certain United States federal income tax considerations generally applicable to the ownership and disposition of the subordinated notes, see “Certain United States Federal Income Tax Considerations.”
Certain ERISA and Related Considerations
For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA and Related Considerations.”
Denominations
$1,000 and integral multiples of $1,000 in excess thereof.
Additional Issuance of Subordinated Notes
HTLF may, without notice to or consent of the holders of outstanding subordinated notes, create and issue additional subordinated notes having the same terms and conditions as the subordinated notes (except for the issue date, issue price and the first interest payment date). Such further subordinated notes will form a single series with the subordinated notes.
No Listing
Currently, there is no public market for the subordinated notes. We do not intend to list the subordinated notes on any securities exchanges or to have the subordinated notes quoted on a quotation system.
Indenture and Supplemental Indenture
The subordinated notes will be issued under an Indenture and Supplemental Indenture between HTLF, as issuer, and U.S. Bank National Association, as Trustee.
Risk Factors
See “Risk Factors” beginning on page S-8 as well as the risk factors and other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.
Trustee
U.S. Bank National Association
Calculation Agent
We will act as the initial Calculation Agent.
Governing Law
The subordinated notes, the Indenture and Supplemental Indenture will be governed by the laws of the State of New York.

RISK FACTORS
An investment in the subordinated notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the subordinated notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by these risk factors.
The subordinated notes are unsecured and subordinated to our existing and future senior indebtedness.
The subordinated notes will be our unsecured, subordinated obligations and will be subordinated in right of payment to all of our existing and future senior indebtedness, whether secured or unsecured, including claims of depositors and general creditors. As of June 30, 2021, HTLF had total outstanding indebtedness, deposits and other liabilities of approximately $16.2 billion, all of which would rank senior in right of payment to the subordinated notes, except for $74.5 million of subordinated debt which matures in 2024 that would rank equally in right of payment with the subordinated notes, and $146.8 million of junior subordinated debentures issued in connection with trust preferred securities, which would rank junior in right of payment to the subordinated notes. We may incur substantial additional indebtedness, including additional senior indebtedness and indebtedness ranking senior to or on a parity with the subordinated notes in the future.
In the event that we become insolvent, are placed in receivership or conservatorship, or are liquidated or reorganized, senior indebtedness and secured indebtedness will be entitled to be paid in full from our assets before any payment may be made with respect to the subordinated notes. Holders of the subordinated notes will participate in our remaining assets, if any, ratably with all holders of our unsecured, subordinated indebtedness that is on a parity with the subordinated notes. In any of the foregoing events, we may not have sufficient assets to pay all amounts owing on the subordinated notes and other parity indebtedness. See “Description of Subordinated Notes.”
The subordinated notes are structurally subordinated to the obligations of our subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of our subsidiaries in the event of their liquidation or insolvency.
The subordinated notes are unsecured, subordinated obligations solely of HTLF and are not obligations of our subsidiaries or any of our affiliates. The Banks are each a separate and distinct legal entity from HTLF and its other subsidiaries. Our subsidiaries have no obligation to pay any amounts to HTLF, including any dividends, to make any other distributions to HTLF or to provide the Company with funds to meet any of its obligations. Our rights and the rights of our creditors, including the holders of the subordinated notes, to participate in any distribution of the assets of our subsidiaries (either as a stockholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of any such subsidiary (and the consequent right of the holders of the subordinated notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of such subsidiary, including depositors. As a consequence of the foregoing, the subordinated notes are structurally subordinated to the liabilities of our subsidiaries.
We are a bank holding company and, therefore, may not be able to receive dividends in amounts needed to service our debt.
Dividends are restricted under state corporate and banking regulations applicable to HTLF and the Banks. Similarly, state and federal laws and regulations place certain limitations and restrictions on the ability of the Banks to extend credit or otherwise advance funds to us, regardless of any earnings or income generated by it. Accordingly, holders of the subordinated notes may have to rely solely on our assets for payments of principal and interest, and not those of our subsidiaries. Our assets could be insufficient to make such payments on a timely basis or at all.
As a bank holding company, our ability to declare and pay interest and principal on the subordinated notes is subject to the guidelines of the Federal Reserve regarding capital adequacy. Moreover, under Federal Reserve policy, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when a holding company may not otherwise be inclined to provide it. A bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary in order for such a plan to be accepted by the regulators. In the event of a bank holding company’s bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims, including the subordinated notes.
The subordinated notes are not savings accounts or deposits of any bank, and are not insured by the FDIC or any other government agency, and are not guaranteed by any of our affiliates.
The subordinated notes are unsecured, subordinated obligations solely of HTLF. The subordinated notes are not savings accounts or deposits of any bank and are not insured by the FDIC or any other governmental agency. Accordingly, the subordinated notes are subject to investment risk, including, without limitation, loss of principal. The subordinated notes are not obligations of, nor are they guaranteed by, the Banks or any of the Banks’ affiliates or subsidiaries and may not be used as collateral for a loan from the Banks. There are no other arrangements that enhance the seniority of the subordinated notes in relation to HTLF’s senior indebtedness.
The subordinated notes are subject to limited rights of acceleration and may only be accelerated in the event we are subject to any insolvency, receivership, conservatorship, liquidation or a similar proceeding.
Payment of principal of the subordinated notes may be accelerated by the holders of the subordinated notes only in the event of insolvency, receivership, conservatorship, liquidation or similar proceeding of HTLF. Thus, you have no right to accelerate the payment of principal of the subordinated notes, if HTLF fails in the performance of any of its other obligations under the subordinated notes. The Federal Reserve could require us to obtain prior regulatory approval to pay interest on the subordinated notes if our capital was determined to be insufficient by the Federal Reserve or would be deemed by the Federal Reserve insufficient upon such payment.
The limited covenants relating to the subordinated notes do not protect you. We have the ability to issue additional subordinated notes or incur additional debt under the terms of the subordinated notes or otherwise.
The covenants in the subordinated notes are limited. The subordinated notes do not limit HTLF’s ability to issue additional subordinated notes or to incur additional debt, including senior indebtedness and other indebtedness of any type. Our incurrence of additional debt or liabilities may adversely affect our ability to pay our obligations on the subordinated notes, the credit ratings on the subordinated notes, and the liquidity and market values of our subordinated notes. The subordinated notes contain no restrictions on granting security interests or liens on our assets or issuing or repurchasing our other securities. As a result, the subordinated notes generally do not protect you in the event of an adverse change in HTLF’s financial condition or results of operations.
In addition, HTLF is not required to maintain any financial ratios or specific levels of capital and surplus or liquidity in connection with the subordinated notes. The subordinated notes will not contain any provision that would provide protection to their holders against a decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring of HTLF or its affiliates or significant sales of the capital stock by the holders of such stock or any other event involving HTLF or its affiliates that may adversely affect the credit quality of HTLF.
If an active and liquid trading market for the subordinated notes does not develop or continue, the market price of the subordinated notes may decline and you may be unable to sell your subordinated notes.
The subordinated notes are a new issue of securities for which there is currently no public market. We do not intend to list the subordinated notes on any national securities exchange or include the subordinated notes in any automated dealer quotation system. An active trading market may not develop for the subordinated notes. The subordinated notes may not be exchanged for denominations smaller than $1,000 to facilitate trading or otherwise. Although the underwriter has indicated that it intends to make a market in the subordinated notes, it may, in its discretion, discontinue market making activities at any time. Even if a trading market for the subordinated notes develops, the market may not be liquid or continue. If an active trading market does not develop or continue, you may be unable to resell your subordinated notes or may only be able to sell them at a substantial discount from your purchase price.

Our credit ratings may not reflect all risks of an investment in the subordinated notes.
Actual or anticipated changes in the credit ratings assigned to the subordinated notes, if any, may not reflect all risks related to our business, the structure and other factors on any trading market, if any, for, or trading value of, the subordinated notes. In addition, actual or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, the subordinated notes. Moreover, ratings do not reflect market prices or suitability of a security for a particular investor. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the subordinated notes and the suitability of investing in the subordinated notes in light of your particular circumstances. Credit ratings are not a recommendation to buy, sell or hold any securities, including the subordinated notes, and may be revised or withdrawn at any time by the credit rating organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the subordinated notes, based on their overall view of our industry. If a rating on the subordinated notes, us or our other securities is lowered by a rating agency in the future, the trading price of the subordinated notes could decline significantly.
The price at which you will be able to sell your subordinated notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.
We believe that the value of the subordinated notes in the secondary market, if any, will be affected by the supply and demand of the subordinated notes, their interest rate, ranking and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe certain effects we anticipate on the market value of the subordinated notes of a change in certain factors, assuming all other conditions remain constant.
We expect that the market value of the subordinated notes will be affected by changes or anticipated changes in United States interest rates, including the shape of the yield curve. In general, for example, if United States interest rates increase, the market value of the subordinated notes may decrease.
Actual or anticipated changes in our credit ratings, financial condition or results of operations may affect the market value of the subordinated notes. See “—Our credit ratings may not reflect all risks of an investment in the subordinated notes.”
The effect of any changes in such factors could be offset, in whole or in part, by other changes. For example, an improvement in our credit rating could be offset by increases in market interest rates.
We may be able to redeem the subordinated notes at any time upon the occurrence of certain events.
By their terms, the subordinated notes may be redeemed by us at any time upon the occurrence of certain events involving the capital treatment of the subordinated notes. In particular, upon our determination in good faith that an event has occurred that would constitute a “tax event,” “capital event” or “investment company event,” we may, at our option, redeem in whole, but not in part, the subordinated notes, subject to the approval of the Federal Reserve. See “Description of Subordinated Notes—Redemption.” If we redeem the subordinated notes, you may not be able to reinvest the redemption price you receive in a similar security.
Investors should not expect us to redeem the subordinated notes on the date they become redeemable or on any particular date after it becomes redeemable.
The subordinated notes have no mandatory redemption date and are not redeemable at the option of investors. By their terms, the subordinated notes may be redeemed by us at our option, either in whole or in part, at any time on and after September 15, 2026, or, in whole but not in part, within 90 days of the occurrence of certain changes relating to a “tax event,” “capital event” or “investment company event,” as described below under “Description of Subordinated Notes—Redemption.” Any decision we may make at any time to propose a redemption of the subordinated notes will depend upon, among other things, our evaluation of our capital position, including for capital ratio purposes, the composition of our stockholders’ equity and general market conditions at that time. In addition, our right to redeem the subordinated notes is subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the subordinated notes. We cannot guarantee that the Federal Reserve would approve any redemption of the subordinated notes that we may propose.
The amount of interest payable on the subordinated notes will vary after September 15, 2026.
During the fixed rate period, the subordinated notes will bear interest at a rate of 2.75% per annum. Thereafter, the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 210 basis points, subject to the applicable provisions under “Description of Subordinated Notes—Principal and Interest Payments.” The per annum interest rate that is determined at the reference time for the floating rate period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.
Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the subordinated notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Federal Reserve and the Federal Reserve Bank of New York (“FRBNY”) announced SOFR as its recommended alternative to the London Interbank Offered Rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding and includes a credit component. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking (although a forward-looking SOFR term rate is actively being considered, as further described below). Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.
Any failure of SOFR to gain market acceptance could adversely affect holders of the subordinated notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that certain market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the subordinated notes.
Investors should not rely on indicative or historical data concerning SOFR.
The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the subordinated notes, we mean the subordinated notes at any time during the floating rate period when the interest rate on the subordinated notes is or will be determined based on SOFR, including Three-Month Term SOFR.
SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a

subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.
FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/reference-rates/sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or incorporated by reference herein.
FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the subordinated notes may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR could adversely affect holders of the subordinated notes.
Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, as well as a change in the method by which it is calculated and published. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the subordinated notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the subordinated notes during the floating rate period, which may adversely affect the trading prices of the subordinated notes. Further, if the Benchmark rate on the subordinated notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the subordinated notes for each interest period during the floating rate period is determined by the Calculation Agent on the determination date, interest on the subordinated notes shall accrue at such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the subordinated notes.
The interest rate for the subordinated notes during the floating rate period may be determined based on a rate other than Three-Month Term SOFR.
Under the terms of the subordinated notes, the interest rate on the subordinated notes for each interest period during the floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. On July 29, 2021, the ARRC formally recommended the use of the CME Group’s computation of forward-looking SOFR term rates. Uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the subordinated notes. If, at the commencement of the floating rate period for the subordinated notes, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the subordinated notes during the floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the subordinated notes, the Calculation Agent is expressly authorized to make determinations, decisions, or elections with respect to technical, administrative, or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the subordinated notes, which are defined in the terms of the subordinated notes as “Three-Month Term SOFR Conventions.” The determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the subordinated notes during the floating rate period, which could adversely affect the return on, value of, and market for the subordinated notes.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the subordinated notes, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the subordinated notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. Neither the ARRC nor the NYFRB has made a final determination regarding the method for calculating Compounded SOFR. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the subordinated notes.
Under the benchmark transition provisions of the subordinated notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC or the NYFRB); (ii) ISDA; or (iii) in certain circumstances, the Calculation Agent. In addition, the benchmark transition provisions expressly authorize the Calculation Agent to make certain changes, which are defined in the terms of the subordinated notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the subordinated notes during any interest period during the floating rate period, which could adversely affect the yield on, value of, and market for the subordinated notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing or that any Benchmark Replacement will produce the economic yield equivalent of the then-current Benchmark rate that it is replacing.
Any market for the SOFR-linked debt securities may be illiquid or unpredictable.
Since SOFR and the proposed SOFR tenors, including Three-Month Term SOFR, are relatively new market index values, SOFR-linked debt securities may have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to a SOFR tenor, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the subordinated notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if the Three-Month Term SOFR does not prove to be widely used in securities similar to the subordinated notes, the trading price of the subordinated notes may be lower than those of debt securities linked to other indices that are more widely used. Debt securities indexed to a SOFR tenor (as the subordinated notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
We, or an affiliate of ours, will or could have authority to make determinations and elections that could affect the return on, value of, and market for the subordinated notes.
Under the terms of the subordinated notes, we may make certain determinations, decisions, and elections with respect to the Benchmark rate on the subordinated notes during the floating rate period, including, without limitation, any determination, decision, or election required to be made by the Calculation Agent that the

Calculation Agent fails to make. We will make any such determination, decision, or election in our sole discretion, and any such determination, decision, or election that we make could affect the amount of interest that accrues on the subordinated notes during any interest period in the floating rate period. If the Calculation Agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. We will act as the initial Calculation Agent, and we cannot assure you that we will appoint an independent third-party Calculation Agent at any time. Any exercise of discretion by us under the terms of the subordinated notes, including, without limitation, any discretion exercised by us or by an affiliate acting as Calculation Agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as Calculation Agent may have economic interests that are adverse to the interest of the holders of the subordinated notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the subordinated notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as Calculation Agent, under the terms of the subordinated notes will be conclusive and binding absent manifest error.
Our management has broad discretion over the use of proceeds from this offering.
Although we intend to use the proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in the Banks as regulatory capital, and repaying indebtedness, our management retains significant discretion with respect to the use of proceeds. A portion of the proceeds may be used to retire higher interest rate senior debt, including $21.25 million principal amount of a note payable to an unaffiliated bank which matures on July 24, 2028 and which is currently accruing interest at 5.425% per annum. We may also retire certain trust preferred securities where the rates and terms make it advantageous to do so. Pending the use of the net proceeds of this offering as described, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Banks. The proceeds of this offering may be used in a manner that does not generate a favorable return for us. We may use the proceeds to fund future acquisitions of other businesses. In addition, if we use the funds to acquire other businesses, there can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and any documents that we incorporate by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Any statements about HTLF's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These forward-looking statements are generally identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “opportunity,” “potential” or other similar or negative expressions of these words or phrases. Although HTLF has made these statements based on management's experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects include, among others, those described below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2020:
•
COVID-19 Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;

•
Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, terrorist threats or acts of war;

•
Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;

•	Liquidity and Interest Rate Risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income;
•	Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•	Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks; and
•	Legal, Compliance and Reputational Risks, including regulatory and litigation risks.
These risks and uncertainties should be considered in evaluating forward-looking statements made by HTLF or on its behalf, and undue reliance should not be placed on these statements. There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company's business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect HTLF’s customers and the economies where they operate. Additionally, all statements in this prospectus supplement, or in the case of the accompanying prospectus or documents incorporated by reference herein or therein, speak only as of the date they are made. HTLF does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made or to correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect HTLF’s financial results, is included in the company’s filings with the SEC.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $147.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, providing capital to support our organic growth or growth through strategic acquisitions, financing investments, capital expenditures, investments in the Banks as regulatory capital, and repaying indebtedness. A portion of the proceeds may be used to retire higher interest rate senior debt, including $21.25 million principal amount of a note payable to an unaffiliated bank which matures on July 24, 2028 and which is currently accruing interest at 5.425% per annum. We may also retire certain trust preferred securities where the rates and terms make it advantageous to do so.
Our management will have broad discretion in the use of the net proceeds from the sale of the subordinated notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Banks.

CAPITALIZATION
The following table sets forth our capitalization, on a consolidated basis, as of June 30, 2021:
•	on an actual basis, and
•
on a pro forma basis to give effect to the sale of the subordinated notes for total net proceeds of approximately $147.7 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are incorporated by reference into this prospectus supplement.
(Dollars in thousands)	Actual	Pro Forma for Current Offering
Cash and Cash Equivalents	$449,128	$596,778
Long-Term Obligations
Advances from the FHLB	958	958
Trust preferred securities	146,812	146,812
Note payable to unaffiliated bank	21,250	21,250
Contracts payable for purchase of real estate and other assets	1,779	1,779
Subordinated notes	74,500	222,150
Paycheck Protection Program Liquidity Fund	25,945	25,945
Total Long-Term Obligations	$271,244	$418,894
Stockholders’ Equity
Series E Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock (par value $1 per share; 11,500 shares authorized; 11,500 shares issued and outstanding actual and pro forma)	$110,705	$110,705
Common Stock ($1.00 par value per share; 60,000,000 shares authorized; 42,245,452 shares issued and outstanding actual; 42,245,452 shares issued and outstanding pro forma as adjusted)	$42,245	$42,245
Capital surplus	1,066,765	1,066,765
Retained earnings	883,484	883,484
Accumulated other comprehensive income	56,587	56,587
Total Stockholders’ Equity	$2,159,786	$2,159,786
Total Long-Term Obligations and Stockholders’ Equity	$2,431,030	$2,578,680
	As of June 30, 2021
(Dollars in thousands)	Actual	Pro Forma for Current Offering
Consolidated Capital Ratios
Tier 1 Leverage Ratio	8.50%	8.43%
Common Equity Tier 1 Ratio	11.45%	11.42%
Tier 1 Risk-Based Ratio	12.36%	12.33%
Total Risk-Based Capital Ratio	15.04%	16.22%

DESCRIPTION OF SUBORDINATED NOTES
The following description summarizes the material terms of the subordinated notes and supplements the description of the general terms and provisions of our subordinated notes set forth under “Description of Subordinated Notes” beginning on page 12 of the accompanying prospectus. This summary does not purport to be complete and is qualified in its entirety by the reference to the relevant sections of the Indenture, which we have previously filed with the SEC and the Supplemental Indenture, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the subordinated notes contained in the Indenture or the Supplemental Indenture is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in the Indenture and the Supplemental Indenture will apply and supersede information in this prospectus supplement and the accompanying prospectus.
For purposes of this section, references to “HTLF,” “we,” “us,” and “our” include only Heartland Financial USA, Inc. and not any of its subsidiaries.
General
The subordinated notes will be issued and administered under the Indenture and a Supplemental Indenture, between HTLF, as issuer, and U.S. Bank National Association, as trustee (the “Trustee”). The subordinated notes will be represented by one or more global notes registered in the name of Cede & Co. as nominee of DTC, as depositary. See “Book-Entry System.”
The subordinated notes will be initially limited initially to an aggregate principal amount of $150,000,000. The subordinated notes will be fully paid-in upon issuance, and will be unsecured, subordinated obligations of HTLF. There is no sinking fund for the subordinated notes. No recourse shall be had for the payment of principal of or interest on any subordinated note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, agent, officer or director, as such, past, present or future, of HTLF or its successors. The subordinated notes will not contain any limitation on the amount of debt, deposits or other obligations, secured and unsecured, ranking senior or equal in priority to the indebtedness evidenced by the subordinated notes that we may incur hereafter.
The subordinated notes will not contain any provision that would provide protection to the holders of the subordinated notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring of HTLF or any other event involving HTLF that may adversely affect the credit quality of HTLF, nor will the subordinated notes contain any provision restricting HTLF from incurring additional senior, pari passu or other debt, secured and unsecured, in the future. HTLF may offer and sell additional subordinated notes, having the same terms as the subordinated notes, except for the issue date, issue price and the initial interest payment date. Such further subordinated notes will form a single series with the subordinated notes.
The subordinated notes will be registered under the Securities Act. Each beneficial owner of a global note will be required to purchase a minimum principal amount of $1,000 of subordinated notes, and integral multiples of $1,000 thereafter. Subordinated notes cannot be exchanged for subordinated notes having a denomination of less than $1,000.
DTC or its nominee will be the registered holder of all of the subordinated notes. Therefore, DTC or its nominee will be the only entity that can respond to requests for consents, waivers or amendments, and exercise other rights of holders of the subordinated notes. Consequently, a beneficial owner of subordinated notes generally must rely on the procedures of DTC and of those other parties through whom such owner’s interest in the subordinated notes is held to exercise any rights of a holder of the subordinated notes. HTLF WILL TREAT DTC OR ITS NOMINEE AS THE SOLE AND ABSOLUTE OWNER OF ALL THE SUBORDINATED NOTES FOR THE PURPOSE OF RECEIVING PAYMENT OF INTEREST ON AND PRINCIPAL OF SUCH SUBORDINATED NOTES, AND FOR ALL OTHER PURPOSES WHATSOEVER. See “Book-Entry System.”
The subordinated notes are solely obligations of HTLF and are not obligations of any Bank or HTLF’s or any Bank’s other subsidiaries or affiliates. The subordinated notes are not savings accounts or deposits of any bank and are not insured by the FDIC or any other government agency.

Principal and Interest Payments
Payment of the full principal amount of the subordinated notes will be due on September 15, 2031 (the “maturity date”). From and including the date of original issuance to, but excluding, September 15, 2026, or the date of earlier redemption (the “fixed rate period”), the subordinated notes will bear interest at a fixed rate per annum of 2.75%, payable semi-annually in arrears on March 15 and September 15 of each year (each, a “fixed rate interest payment date”), commencing on March 15, 2022. The last fixed rate interest payment date for the fixed rate period will be September 15, 2026.
From and including September 15, 2026, to, but excluding, the maturity date or the date of earlier redemption (the “floating rate period”), the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is initially to be Three-Month Term SOFR) plus 210 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “floating rate interest payment date,” and, together with the fixed rate interest payment dates, the “interest payment dates”), commencing on December 15, 2026. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.
The subordinated notes have no credit sensitive feature whereby the interest rate on the subordinated notes is adjusted based on HTLF’s credit standing. Payment of interest on the subordinated notes may be subject to prior approval by the Federal Reserve or other applicable regulator of HTLF, if HTLF is undercapitalized or has been so required by the Federal Reserve or other applicable regulatory authority.
For the purpose of calculating the interest on the subordinated notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions. See “Calculation Agent.”
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the Calculation Agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or incorporated by reference herein.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event.”
Notwithstanding the foregoing paragraphs related to the determination of interest, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the subordinated notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the subordinated notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus 210 basis points.
Absent manifest error, the Calculation Agent’s determination of the interest rate for an interest period for the subordinated notes will be binding and conclusive on you and the paying agent. The Calculation Agent will promptly provide its determination of any interest rate during the floating rate period to the paying agent and us.
Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period and, during the floating rate period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.
Interest on the subordinated notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the subordinated notes to, but excluding, the applicable interest payment date or the maturity date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the maturity date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be made on the next succeeding business day, and the payments made on such date will be treated as being made on the date that the payment was first due and the holders of the subordinated notes will not be entitled to any further interest or other payments in respect thereof. However, if a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in either case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.
Interest on each subordinated note will be payable to the person in whose name such subordinated note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by us to the person in whose name the subordinated notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee.

If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the subordinated notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
When we use the term “business day,” we mean any day which is not a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions or trust companies located in New York, New York or any place of payment are authorized or obligated by law to close.
Redemption
The subordinated notes are redeemable by us, in whole or in part, at any time on September 15, 2026, and on every interest payment date thereafter. The subordinated notes are also redeemable by us, in whole but not in part, upon the occurrence of the following:
•
a “tax event,” which means the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation, (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the subordinated notes, in each case, occurring or becoming publicly known on or after the date of the issuance of the subordinated notes, resulting in more than an insubstantial risk that the interest payable on the subordinated notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

•
a “capital event,” which means the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for HTLF or any Bank or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the subordinated notes, the subordinated notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

•	an “investment company event,” which means our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.
Any such redemption of the subordinated notes will be at a redemption price equal to the principal amount of the subordinated notes redeemed, plus accrued and unpaid interest on such notes to, but excluding, the date of redemption. Any redemption of the subordinated notes would require prior written approval of the Federal Reserve.
The subordinated notes are not subject to repayment at the option of the holder thereof, in whole or in part, prior to maturity.
We will give irrevocable notice of our intention to redeem subordinated notes not more than 60 nor less than 10 days prior to the date fixed for redemption, provided that the notice of redemption will be given no earlier than 90 days prior to the effective date of a tax event, capital event or investment company event and that at the time notice of the redemption is given, the obligation to pay the additional amounts remains in effect and cannot be avoided by us taking reasonable measures available to us. From and after any redemption date, if monies for the redemption of subordinated notes will have been made available for redemption on the redemption date, the subordinated notes will cease to bear interest, if applicable, and the only right of the holders of the subordinated notes shall be to receive payment of the principal amount and, if appropriate, all unpaid interest accrued to the redemption date. Holders of the subordinated notes should not expect the subordinated notes to be redeemed prior to maturity.
Subordination
The subordinated notes are subordinated in right of payment to the prior payment in full of all HTLF’s senior indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.
These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our senior indebtedness may ultimately receive more of our assets than a direct holder of the same amount of notes, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes. The Indenture and the Supplemental Indenture do not limit our ability to incur senior indebtedness or general obligations, including indebtedness ranking equally with the subordinated notes or secured debt.
Holders of the subordinated notes may not accelerate the maturity of the subordinated notes, except upon an event of default.
The Indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes in the following circumstances:
•
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to HTLF or to our creditors, as such, or to our assets;

•	any liquidation, dissolution or other winding up of HTLF, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
•	any assignment for the benefit of creditors or any other marshaling of assets and liabilities of HTLF.
If the Trustee or any holders of subordinated notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the Trustee or holders at or prior to the time of such payment or distribution, then the Trustee or the holders will have to pay over that money to us.
Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations (as defined below) will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations, before any amount is made available for payment or distribution to the holders of the subordinated notes.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the Trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.
The Indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated notes to comply with the subordination provisions.

The Indenture defines “senior indebtedness” as any obligation to our creditors, whether now outstanding or subsequently incurred, other than any obligation where, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not senior indebtedness. Senior indebtedness includes, without limitation:
•
the principal of (and premium, if any) and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	our capital lease obligations;
•
our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•
our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

•
our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	any of the above listed obligations of other persons the payment of which we are responsible or liable for, either directly or indirectly, as obligor, guarantor or otherwise;
•	any of the above listed obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and
•	any deferrals, renewals or extensions of any of the above listed obligations.
However, senior indebtedness does not include:
•	the subordinated notes;
•	trade accounts payable arising in the ordinary course of business; and
•
any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated notes, including: any indebtedness issued to any statutory trust created by us for the purpose of issuing trust securities in connection with such issuance of indebtedness, which shall in all cases be junior to the subordinated notes.

As of June 30, 2021, HTLF had total outstanding indebtedness, deposits and other liabilities of approximately $16.2 billion, all of which would rank senior in right of payment to the subordinated notes, except for $74.5 million of subordinated debt that matures in 2024 which would rank equally in right of payment with the subordinated notes, and $146.8 million of junior subordinated debentures issued in connection with trust preferred securities, which would rank junior in right of payment to the subordinated notes. The subordinated notes and the Indenture do not contain any limitation on the amount of senior indebtedness that we may incur in the future.
Effect of Benchmark Transition Event
If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any interest period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the subordinated notes during such interest period and all subsequent interest periods. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:
1)	Compounded SOFR;
2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and
4)
the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

In the event that a Benchmark Replacement is unable to be determined by us or the Calculation Agent under the foregoing enumerated provisions, or otherwise, the Benchmark Replacement in effect for the applicable period will be the same as the Benchmark in effect for the immediately preceding interest period.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:
1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and
3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;
2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
1)
if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking term rate for a tenor of three months based on SOFR is not administratively feasible;

2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:
1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
2)
if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified above.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the Calculation Agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “—Interest.”
Determinations and Decisions
The Calculation Agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the subordinated notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the Calculation Agent under the terms of the subordinated notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:
•	will be conclusive and binding on the holders of the subordinated notes and the Trustee absent manifest error;
•	if made by us as Calculation Agent, will be made in our sole discretion;
•
if made by a Calculation Agent other than us, will be made after consultation with us, and the Calculation Agent will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the Indenture and Supplemental Indenture, shall become effective without consent from the holders of the subordinated notes or Trustee.
If the Calculation Agent fails to make any determination, decision, or election that it is required to make under the terms of the subordinated notes, then we will make that determination, decision, or election on the same basis as described above. The Supplemental Indenture provides that the Trustee will have no liability relating to any delay caused by the Calculation Agent’s failure to timely or appropriately determine the rate of interest borne by the subordinated notes, including any liability with respect to any resulting delay or failure to pay interest when due. Furthermore, the Trustee shall have no liability or responsibility to monitor any Benchmark, relevant interest rate or any underlying index in connection with interest on the subordinated notes or the calculation thereof.
Neither the Trustee nor the Paying Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or any other Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee and Paying Agent shall be entitled to conclusively rely on any determinations made by the us or the Calculation Agent without independent investigation, and neither the Trustee nor the Paying Agent will have any liability for actions taken at our direction in connection therewith.
Neither the Trustee nor the Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. Neither the Trustee nor the Paying Agent shall be responsible or liable for our actions or omissions or for those of the Calculation Agent, or for any failure or delay in the performance by us or the Calculation Agent; nor shall the Trustee or Paying Agent be under any obligation to oversee or monitor our performance or that of the Calculation Agent.
Calculation Agent
We will act as the initial Calculation Agent. If we are do not remain the Calculation Agent, we shall notify the Trustee of the party that has been appointed by us as Calculation Agent. In no event shall the Trustee or Paying Agent act as Calculation Agent.
The Trustee
The Trustee for the holders of subordinated notes issued under the Indenture and Supplemental Indenture is U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the Trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Indenture and Supplemental Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture and Supplemental Indenture at the request of any holders of the subordinated notes, unless they have offered to the Trustee security or indemnity satisfactory to the Trustee.
U.S. Bank National Association, in the future, may be the Trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the Trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as Trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.
Events of Default
The only “events of default” with respect to the subordinated notes under the Indenture are certain events related to our bankruptcy or insolvency, whether voluntary or involuntary, or certain events related to the insolvency of any of our subsidiary banks which represent 50% or more of HTLF’s consolidated assets. If an event of default with respect to the subordinated notes occurs and is continuing, the principal amount of all of the subordinated notes shall become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the subordinated notes. If an event of default with respect to the subordinated notes occurs and is continuing, the Trustee may enforce its rights and the rights of the holders of the subordinated notes by any judicial proceedings that the Trustee deems to be most effectual to do so.
The maturity of the subordinated notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the subordinated notes upon a “default” in the payment of principal of or interest on the subordinated notes or in the performance of any of our covenants or agreements contained in the subordinated notes, in the Indenture or any of our other obligations or liabilities. For purposes of the subordinated notes, “default” means (i) a default in the payment of principal of the subordinated notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the subordinated notes when due, which continues for 30 days. If a default in the payment of principal of or interest on the subordinated notes occurs and is continuing under the Indenture, the Trustee and holders of subordinated notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the subordinated notes, the holders of the subordinated notes will have limited rights to institute proceedings to enforce the terms of the Indenture or subordinated notes.
Consolidation, Merger and Sale of Assets
HTLF may not consolidate with or merge into any other corporation, or convey or transfer its properties and assets as an entirety to any person or entity unless:
•
HTLF shall be the surviving entity, or the entity (if other than HTLF) formed by such consolidation or into which HTLF is merged or to which all or substantially all of the properties and assets of HTLF are sold, transferred or conveyed, shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, all the obligations of HTLF under the Subordinated Notes, the Indenture and Supplemental Indenture;

•
immediately after giving effect to such transaction, no event of default, default or any event that is, or after notice or passage of time or both, would be, a default or an event of default shall have occurred and be continuing;

•
if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of HTLF would become subject to a mortgage, pledge, lien, security interest or other encumbrance that would not be permitted by the Indenture, HTLF or such successor person shall take such steps as shall be necessary to secure the subordinated notes equally and ratably with (or senior to) all indebtedness secured thereby; and

•
HTLF has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or conveyance and such supplemental indenture, if any, comply with the applicable provisions of the Supplemental Indenture and that all conditions precedent therein provided relating to such transaction have been satisfied.

Further Issuances
HTLF may from time to time, without the consent of the holders of the subordinated notes, create and issue further subordinated notes having the same terms and conditions as the subordinated notes, except for the issue date, the issue price and first Interest Payment Date. Additional subordinated notes having such identical terms shall be consolidated and form a single series (including the same CUSIP number) with the previously outstanding subordinated notes.
Capital Treatment
The subordinated notes are intended to qualify as “Tier 2 capital” for bank regulatory purposes. At the beginning of each of the last five years prior to maturity, the amount of subordinated notes treated as Tier 2 capital is reduced by 20%, such that in the last year preceding maturity, none of the outstanding subordinated notes will be Tier 2 capital.
Governing Law
The subordinated notes, the Indenture and Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States.
Listing
Currently, there is no public market for the subordinated notes. We do not intend to list the subordinated notes on any securities exchanges or to have the subordinated notes quoted on a quotation system.

BOOK-ENTRY SYSTEM
The subordinated notes will be represented by one or more permanent global notes (collectively, the “global notes”), which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Ownership of beneficial interests in the global notes will be limited to institutions that have accounts with DTC or its nominee (each, a “participant” and collectively, the “participants”) or persons that may hold interests through participants. Investors in the global notes that are not participants may hold their interests indirectly through organizations (including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”)) that are participants in such systems. Euroclear and Clearstream will hold interests in global notes on behalf of their participants through their respective depositaries, which in turn will hold such interests in global notes in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial ownership of the global notes by persons that hold through participants will only be evidenced by, and transfers of such ownership interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to hold or transfer such ownership interests.
HTLF has been advised by DTC that upon issuance of a global note or global notes and the deposit of such global note or global notes with DTC, DTC will immediately credit on its book-entry registration and transfer system the respective principal amounts of subordinated notes represented by such global note or global notes to the accounts of participants. Each owner of a beneficial interest in a global note is required to hold at all times a beneficial interest in a $1,000 principal amount or any integral multiple of $1,000 in excess thereof of such global note.
Principal and interest payments on the subordinated notes registered in the name of DTC or its nominee will be made by the Trustee to DTC or its nominee, as the case may be, as the registered owner and holder of the global note or global notes. Such payments to DTC or its nominee, as the case may be, will be made in immediately available funds, provided that in the case of payments of principal and interest on the maturity date, the global note or global notes are presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Under the terms of the Indenture and Supplemental Indenture, HTLF and the Trustee will treat the persons in whose names the subordinated notes are registered as the owners of such subordinated notes for the purpose of receiving payment of principal and interest on such subordinated notes and for all other purposes. Neither HTLF nor the Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial interests.
DTC has advised HTLF and the Trustee that upon receipt of any payment of principal or interest in respect of a global note it will immediately credit the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note or global notes as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street names,” and will be the responsibility of such participants or indirect participants.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

As a result of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in global notes from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following DTC’s settlement date, and such credit of any transaction’s interests in global notes settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in global notes by or through a Euroclear or Clearstream participant to DTC participant will be received with value on DTC’s settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although HTLF expects that DTC, Euroclear and Clearstream will follow the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither HTLF nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Participants and owners of beneficial interests in the global notes will not be entitled to receive subordinated notes in definitive form and will not be considered holders of the subordinated notes unless (i) DTC notifies HTLF in writing that it is unwilling or unable to act as a depository or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by HTLF within 90 days, (ii) HTLF, at its option, notifies the Trustee in writing that it elects to cause the issuance of subordinated notes in definitive form or (iii) any event shall have happened and be continuing that, after notice or lapse of time or both, would constitute an event of default with respect to the subordinated notes. In such circumstances, upon surrender by DTC or a successor depositary of the global notes, subordinated notes in definitive form will be issued to each person that DTC or a successor depositary identifies as the beneficial owner of the related subordinated notes. Upon such issuance, the Trustee is required to register such subordinated notes in the name or names of, and cause the same to be delivered to, such person or persons (or the nominee thereof). Such subordinated notes would be issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Such subordinated notes may not subsequently be exchanged by a holder for subordinated notes in denominations of less than $1,000, and will contain a legend stating that each such subordinated note is issuable in a minimum denomination of $1,000 and may not be exchanged for securities of HTLF with a smaller denomination.
Except as provided above, beneficial owners of global notes will not be entitled to receive physical delivery of subordinated notes in definitive form and no global note will be exchangeable except for another global note of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the subordinated notes. HTLF understands that under existing industry practices, if HTLF requests any action of holders of the subordinated notes or any holder of beneficial interests in a global note desires to give or take any action a holder of the subordinated notes is entitled to give or take under the terms of the subordinated notes, DTC would authorize the participants owning the relevant beneficial interests to give or take such action, and such participants would authorize the beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of the beneficial owners owning through them.
DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for millions of issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC’s participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. The information in this section concerning DTC and its book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that the Bank believes to be reliable, but the Bank takes no responsibility for its accuracy or completeness. The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the paying agent have no responsibility or liability for any aspect of DTC’s or any participants’ records relating to beneficial interests in the global note, including for payments made on the global note, and we are not responsible for maintaining, supervising or reviewing any of those records.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interacts with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier) and the Banque Centrale du Luxembourg. Clearstream participants are financial institutions recognized around the world and include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriter. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.
Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants and between its participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous delivery of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriter.
Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Distributions with respect to subordinated notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions governing use of Euroclear, when received by the U.S. depositary for Euroclear. Euroclear has further advised the Bank that investors that acquire, hold and transfer interests in the subordinated notes by book-entry through accounts with Euroclear or any securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global notes.
Euroclear has advised us that under Belgian law, investors which are credited with securities on the records of Euroclear have a co-proprietary right in the fungible pool of interests in securities on deposit with Euroclear in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of Euroclear, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with Euroclear. If Euroclear did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on Euroclear’s records, all participants having an amount of interests in securities of such type credited to their accounts with Euroclear would then have the right under Belgian law only to the return of their pro rata share of the amount of interests in securities actually on deposit.
Under Belgian law, Euroclear is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interest in securities on its records.
Clearance and Settlement
Initial settlement for the subordinated notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following describes certain United States federal income tax considerations relating to the acquisition, ownership and disposition of the subordinated notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, all as in effect on the date of this document, and all of which are subject to change or different interpretations, possibly on a retroactive basis. We cannot assure you that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of acquiring, holding or disposing of the subordinated notes.
This summary is for general information only and is not intended to constitute a complete analysis of all U.S. federal income tax considerations relating to the acquisition, ownership and disposition of subordinated notes. It does not address alternative minimum tax consequences or the additional tax on net investment income, nor does it address the U.S. federal estate and gift tax or any state, local or non-U.S. tax consequences. This discussion is limited to U.S. Holders (as defined below) who purchase the subordinated notes for cash at their original issuance at the “issue price” (i.e., the first price at which a substantial amount of the subordinated notes is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold the subordinated notes as capital assets (generally, property held for investment).
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of subordinated notes in light of their specific circumstances or the tax considerations applicable to holders that may be subject to special U.S. federal income tax rules, such as: certain accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, insurance companies, tax-exempt entities, financial institutions, pass-through entities and investors in such entities, S corporations, U.S. expatriates, broker dealers, traders in securities that elect to use a mark to market method of accounting for their securities holdings, U.S. Holders whose functional currency is not the U.S. dollar, regulated investment companies, controlled foreign corporations, passive foreign investment companies, real estate investment trusts, corporations that accumulate earnings to avoid U.S. federal income tax, and persons holding the subordinated notes as part of a “straddle,” “hedge,” “integrated transaction” or “conversion transaction.” If a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, holds the subordinated notes, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership or such other entity. This summary does not address the tax consequences to any such partnership or partner. Partnerships considering an investment in the subordinated notes, and the partners in those partnerships, should consult their own tax advisors.
For purposes of this discussion, “U.S. Holder” means a beneficial owner of subordinated notes that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of subordinated notes that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. Holder.
The following discussion is for general information only and is not intended to be, nor should it be construed as, legal or tax advice to any beneficial owner or prospective beneficial owner of subordinated notes, and no opinion with respect to the U.S. federal income tax consequences to any such beneficial owner or prospective beneficial owner is, or will be, given. Prospective purchasers should consult their own tax advisors as to the particular consequences to them under U.S. federal, state and local, and any applicable non-U.S., tax laws of the acquisition, ownership and disposition of the subordinated notes.
Payments of Stated Interest
It is expected, and this discussion assumes, that the issue price of the subordinated notes will be equal to the subordinated notes’ stated redemption price at maturity, or, if the issue price is less than the stated redemption price at maturity, the difference will be less than a specified de minimis amount (as set forth in the applicable Treasury Regulations). Accordingly, stated interest on a subordinated note generally will be taxable to a U.S. Holder as described below under “—Qualified Stated Interest.”
The issue price of an issue of debt instruments equals the first price at which a substantial amount of the debt instruments has been sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest, referred to herein as “QSI.” If, contrary to the assumption stated in the preceding paragraph, the issue price of a subordinated note is less than its stated redemption amount at maturity and the difference is equal to or more than the specified de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. Holder would be required to include the difference in income as original issue discount, which we refer as “OID,” as it accrues in accordance with a constant yield method.
U.S. Holders should consult their own tax advisors regarding the consequences to them if the subordinated notes are issued with original issue discount under the foregoing rules.
Variable Rate Debt Instruments
The subordinated notes will initially bear interest at a fixed annual rate. From and including September 15, 2026 to, but excluding, the maturity date or the date of earlier redemption, the subordinated notes will bear interest at a floating rate per annum equal to the Benchmark rate, which is expected to be Three-Month Term SOFR, plus 210 basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the subordinated notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and this discussion assumes that the subordinated notes will be treated as variable rate debt instruments for U.S. federal income tax purposes.
Qualified Stated Interest
The tax treatment of interest paid on the subordinated notes depends on whether the interest constitutes QSI. Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury Regulations) that qualifies under the variable rate debt instrument rules. The amount of QSI on variable rate debt instruments providing for interest other than at a single qualified floating rate or single objective rate, such as the subordinated notes, is determined pursuant to special rules discussed below. Interest that is QSI will generally be includible in a U.S. Holder’s income as ordinary interest income at the time the interest payments are accrued or received, depending on the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Interest that is not QSI is generally includible in a U.S. Holder’s income under the rules governing OID, regardless of such U.S. Holder’s method of accounting.
Under applicable Treasury Regulations, in order to determine the amount of QSI and OID in respect of the subordinated notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the subordinated notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the subordinated notes. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the subordinated notes as of the subordinated notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate; and (ii) second, each floating rate (including the floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each floating rate as of the issue date of the subordinated notes).
Once the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of QSI and OID, if any, are determined for the equivalent fixed rate debt instrument by applying the general OID rules to the equivalent fixed rate debt instrument, and a U.S. Holder of the subordinated notes will account for QSI and OID, if any, as if the U.S. Holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of QSI or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the subordinated notes during the accrual period.
The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the subordinated notes, that provide an issuer with the option to call the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a call option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with OID. If, under the terms of the subordinated notes, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is greater than the fixed rate substitute of the floating rate (also as determined in the manner described above), the subordinated notes will be presumed not to be called, and OID with respect to the subordinated notes will be calculated as described above.
If, by contrast, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the subordinated notes will be minimized if the subordinated notes were called immediately before the change in the interest rate on September 15, 2026, and in this case the subordinated notes will be treated as maturing on that date for OID purposes. This assumption is made solely for purposes of determining whether the subordinated notes are issued with OID for U.S. federal income tax purposes and is not an indication of our intention to call or not to call the subordinated notes at any time. If, contrary to this presumption, the subordinated notes were not called prior to the change in the interest rate on September 15, 2026, then, solely for OID purposes, the subordinated notes will be deemed to be reissued at their adjusted issue price on September 15, 2026. This deemed reissuance should not give rise to taxable gain or loss to U.S. Holders.
Based upon current market conditions and the manner in which the interest rates on the subordinated notes are determined, we expect that the fair market value of the subordinated note as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, and thus, the subordinated notes would be treated as having a single fixed interest rate throughout the term of the subordinated notes for purposes of calculating OID. Accordingly, solely for purposes of determining QSI and OID, as of the issue date of the subordinated notes, we expect that the subordinated notes will be presumed to remain outstanding until maturity, all interest on the subordinated notes will be treated as QSI and the subordinated notes will not be treated as having been issued with any OID.
Sale or Other Taxable Disposition of the Subordinated Notes
A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement, or other taxable disposition of a subordinated note generally equal to the difference between (i) the amount realized less amounts attributable to any accrued but unpaid stated interest (which will be taxable as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the subordinated note. The amount realized includes the cash and the fair market value of any property received by the U.S. Holder in exchange for the subordinated note. A U.S. Holder’s adjusted tax basis in a subordinated note generally will be equal to the amount that the U.S. Holder paid for the subordinated note. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the subordinated note for more than one year. Long-term capital gains recognized by certain non-corporate persons, including individuals, generally are taxable at a reduced rate. The deductibility of capital losses is subject to significant limitations.

Information Reporting and Backup Withholding
Payments of interest on the subordinated notes and proceeds from the sale or other disposition of the subordinated notes are expected to be reported to the IRS as required by applicable Treasury Regulations. Backup withholding will apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number and certification that it is not subject to backup withholding (generally on an IRS Form W-9) or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain holders are exempt from information reporting and backup withholding. Potential holders should consult their own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Non-U.S. Holders
Stated Interest
Subject to the discussion below regarding backup withholding and FATCA, interest paid to a Non-U.S. Holder with respect to the subordinated notes generally will not be subject to U.S. federal income tax provided that (i) such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and (ii) the Non-U.S. Holder:
•	does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•	is not a “controlled foreign corporation” that is related directly or constructively to us through stock ownership;
•	is not a bank that acquired the subordinated notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
•
timely and properly provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E).

If the Non-U.S. Holder cannot satisfy any of the requirements set forth above, the interest received on the subordinated notes will be subject to a 30% withholding tax unless the Non-U.S. Holder provides either (i) a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in withholding under an applicable tax treaty or (ii) a properly executed IRS Form W-8ECI stating that interest paid on the subordinated notes is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States.
If the Non-U.S. Holder is engaged in a trade or business in the United States and the interest on the subordinated note is effectively connected with the conduct of that trade or business, payments of interest will not be subject to the 30% withholding tax but generally will be subject to U.S. federal income tax in the same manner as described above for a U.S. Holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower treaty rate, if applicable) of its earnings and profits, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business.
Sale or Other Taxable Disposition
Subject to the discussion below regarding backup withholding and FATCA, any gain recognized by a Non-U.S. Holder on a sale, exchange, redemption, retirement, or other taxable disposition of a subordinated note generally will not be subject to U.S. federal income tax provided that:
•	such gain is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States; and
•	if the Non-U.S. Holder is an individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If the Non-U.S. Holder is engaged in a trade or business in the United States and the gain recognized on the disposition is effectively connected with the conduct of that trade or business, the disposition of subordinated notes will generally be subject to U.S. federal income tax in the same manner as described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). If the Non-U.S. Holder is a corporation, it may also be subject to a branch profits tax equal to 30% (or lower treaty rate, if applicable) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business. If the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the disposition, such gain (which may be offset by certain U.S. source losses) generally will be subject to a 30% tax (or lower treaty rate, if applicable).
To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the subordinated notes is attributable to accrued but unpaid interest, such amount will be treated as interest for U.S. federal income tax purposes.
Information Reporting and Backup Withholding
Payments of interest on the subordinated notes and proceeds from the sale or other disposition of the subordinated notes are expected to be reported to the IRS as required by applicable Treasury Regulations. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established. Payments of proceeds from the sale or other disposition of the subordinated notes generally will be subject to information reporting if the disposition is effected within the United States or through certain U.S.-related financial intermediaries unless the Non-U.S. Holder provides the applicable withholding agent with a statement certifying, among other things, that the Non-U.S. Holder is not a “United States person” within the meaning of the Code (generally on IRS Form W-8BEN or W-8BEN-E). Payments subject to information reporting may be subject to backup withholding if the Non-U.S. Holder fails to certify the holder’s non-U.S. status as described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the Non-U.S. Holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS. Potential holders should consult their own tax advisors regarding qualification for an exemption and the procedures for obtaining such an exemption.
Foreign Account Tax Compliance
Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) impose a separate reporting regime and potentially a 30% withholding tax on certain payments, including payments of interest on the subordinated notes. Withholding under FATCA generally applies to payments made to or through a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. These rules generally require (i) in the case of a foreign financial institution, that the financial institution agree to identify and provide information in respect of financial accounts held (directly or indirectly) by U.S. persons and U.S.-owned entities, and, in certain instances, to withhold on payments to account holders that fail to provide the required information, and (ii) in the case of a non-financial foreign entity, that the entity either identify and provide information in respect of its substantial U.S. owners or certify that it has no such U.S. owners.
Holders typically will be required to furnish certifications (generally on an IRS Form W-9 or the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the noteholder satisfies the holder’s own FATCA obligations.
The United States and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. You are encouraged to consult with your own tax advisor regarding the possible implications of FATCA on your investment in the subordinated notes, including the applicability of any intergovernmental agreements.

CERTAIN ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with an investment in the subordinated notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts, and other arrangements subject to Section 4975 of the Code, (iii) plans subject to any federal, state, local, non-U.S., or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws,” and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts, or arrangements (each of which we call a “Plan”).
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (together, “Covered Plans”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. It is not intended that we or any underwriter, or any of our or their affiliates will act as a fiduciary with respect to a Covered Plan’s investment in subordinated notes.
Each fiduciary of a Plan should consider, among other things, the fiduciary standards of ERISA, the Code, or any other applicable Similar Laws in the context of a Plan’s particular circumstances before authorizing an investment in the subordinated notes. Accordingly, among other factors, the fiduciary should determine (with its counsel and other advisors to the extent it deems appropriate) whether the investment would satisfy the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans, unless an exemption is available. A non-exempt violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for a party in interest or a disqualified person. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.
Unless the subordinated notes (including any interest in subordinated notes) are acquired and are held in accordance with an applicable statutory, class, or individual prohibited transaction exemption, a direct or indirect prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise in connection with an investment in the subordinated notes by a Covered Plan. For example, if any underwriter is or we are a party in interest or a disqualified person with respect to an investing ERISA Plan, the purchase of any subordinated notes by a Covered Plan could result in a sale or exchange between the Plan and a party in interest or a disqualified person that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief is available under an applicable exemption (see below).
In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that potentially might provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding, or disposition of the subordinated notes. Those class exemptions include:
•	PTCE 96-23—for certain transactions managed by in-house asset managers;
•	PTCE 95-60—for certain transactions involving insurance company general accounts;
•	PTCE 91-38—for certain transactions involving bank collective investment funds;
•	PTCE 90-1—for certain transactions involving insurance company pooled separate accounts; and
•	PTCE 84-14—for certain transactions determined or effected by independent qualified professional asset managers.
In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Covered Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan, and provided, further, that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of these exemptions contains conditions and limitations on its application. No assurance can be made that all of the conditions of any such exemptions, or any other exemption, will be satisfied, or that an exemption will be available for all possible prohibited transactions that may arise in connection with a Plan’s investment in subordinated notes. Therefore, each person that is considering acquiring or holding the subordinated notes should carefully review and consult with its legal advisors to confirm whether an exemption is necessary and applicable to the investment in the subordinated notes.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding, or disposition of the subordinated notes by a Plan, the subordinated notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding, and disposition of the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the subordinated notes or any interest in the subordinated notes will be deemed to have represented by its purchase and holding of the subordinated notes that either:
•	it is not a Plan and is not purchasing the subordinated notes or interest in the subordinated notes on behalf of or with the assets of any Plan; or
•
its purchase, holding, and disposition of the subordinated notes or interest in the subordinated notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a violation of the provisions of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the subordinated notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code, and any applicable Similar Laws of the acquisition, ownership, and disposition of the subordinated notes, whether any exemption would be applicable to any prohibited transactions that might arise under any of the PTCEs listed above, the service provider exemption, or any other applicable exemption, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the subordinated notes by the Plan are entitled to full exemptive relief thereunder.
Nothing herein shall be construed as, and the sale of the subordinated notes (including any interests therein) to a Plan is in no respect, a representation by us or the underwriter that any investment in the subordinated notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. Neither we, nor any underwriter, nor any of our or their respective affiliates is making or will make an investment recommendation or providing investment advice in connection with the decision to invest in the subordinated notes, and none of us is acting or will act as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of any subordinated notes or any interest in subordinated notes. Any purchaser or holder of subordinated notes or any interest in the subordinated notes that is a Plan will be deemed to have represented that the Plan fiduciary making the decision to acquire such subordinated notes is exercising its own independent judgment in evaluating the investment in the subordinated notes, and that neither we, nor any underwriter, nor any of our or their respective affiliates has acted as a fiduciary to the Plan with respect to such decision. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITER
We have entered into an underwriting agreement dated August 31, 2021 with the Piper Sandler & Co. (the “Underwriter”). In the underwriting agreement, we agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from us, the principal amount of the subordinated notes, shown opposite its name below, at the public offering price, less the underwriting discounts and commissions, both as set forth on the cover page of this prospectus supplement.
Underwriter	Principal Amount
Piper Sandler & Co.	$150,000,000
Total	$150,000,000
The obligations of the Underwriter under the underwriting agreement, including its agreement to purchase subordinated notes, are subject to the satisfaction of conditions described in the underwriting agreement. The Underwriter has agreed to purchase all of the subordinated notes if any of them are purchased. Under the terms of the underwriting agreement, we have agreed to indemnify the Underwriter and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute in respect of those liabilities.
Underwriting Discounts and Commissions
The Underwriter initially proposes to offer the subordinated notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the subordinated notes to certain dealers at a price that represents a concession not in excess of 0.50% of the principal amount per subordinated note. The Underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.25% of the principal amount per subordinated note. After the initial offering of the subordinated notes, the offering price and other selling terms may from time to time be varied by the Underwriter.
The following table shows the price to public, underwriting discounts that we are to pay to the Underwriter in connection with this offering and the proceeds, before expenses, to HTLF.
	Per Subordinated Note	Total
Price to Public(1)	100.00%	$150,000,000
Underwriting Discounts(2)	1.25%	$1,875,000
Proceeds, before expenses, to HTLF	98.75%	$148,125,000
(1)	Plus accrued interest, if any, from September 8, 2021, to the date of delivery.
(2)
We have agreed to reimburse the Underwriter for certain legal expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority (“FINRA”)

We estimate that our total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $475,000. We have agreed to reimburse the Underwriter for its reasonable legal fees and out-of-pocket expenses incurred in connection with the offering; provided, however, that the aggregate amount of such expenses shall not exceed $75,000 without our prior approval, not to be unreasonably withheld. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
We expect that delivery of the subordinated notes will be made against payment therefor on or about September 8, 2021, which will be the fifth business day following the date of pricing of the subordinated notes, or “T+5.”
The subordinated notes are a new issue of securities with no established trading market. The subordinated notes will not be listed on any securities exchange or included in any quotation system. We have been advised by the Underwriter that the Underwriter intends to make a market in the subordinated notes, but it is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market, if any, for the subordinated notes.

No Sales of Similar Securities
We have agreed for a period from the date of this prospectus supplement through and including the date 30 days after the date hereof that we will not, without the prior written consent of the Underwriter (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any of our securities that are substantially similar to the subordinated notes, whether owned as of the date of this prospectus supplement or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the subordinated notes or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any subordinated notes, or such other securities, in cash or otherwise.
Price Stabilization and Short Positions
In connection with the offering, the Underwriter may purchase and sell subordinated notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriter of a greater number of subordinated notes than it is required to purchase in the offering. The Underwriter must close out any short position by purchasing subordinated notes in the open market. A short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the subordinated notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the subordinated notes while the offering is in progress.
These activities by the Underwriter, as well as other purchases by the Underwriter for its own account, may stabilize, maintain or otherwise affect the market price of the subordinated notes. As a result, the price of the subordinated notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.
Electronic Distribution
A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the Underwriter of the offering, or by its affiliates or selling group members, if any, participating in the offering. Other than the prospectus supplement in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.
Conflicts of Interest
The Underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the subordinated notes, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or the subordinated notes in any jurisdiction where action for that purpose is required. Accordingly, the subordinated notes may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the subordinated notes may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Underwriter may arrange to sell the subordinated notes offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.
Notice to Prospective Investors in Canada
The subordinated notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the subordinated notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering. Upon receipt of this prospectus supplement or the accompanying prospectus, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only.
Notice to Prospective Investors in the European Economic Area
The subordinated notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the subordinated notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the subordinated notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The subordinated notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 supplementing Directive 2014/65/EU as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) and as amended by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA

(the “UK PRIIPs Regulation”) for offering or selling the subordinated notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the subordinated notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of subordinated notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus do not comprise a prospectus for the purposes of the UK Prospectus Regulation and the FSMA.
This prospectus supplement and the accompanying prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
In the UK, the subordinated notes may not be offered other than by an underwriter that:
(a)
has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the subordinated notes in circumstances in which Section 21(1) of the FSMA does not apply to us or that underwriter; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the subordinated notes in, from or otherwise involving the UK.

LEGAL MATTERS
The validity of the securities offered hereby is being passed upon for us by Dorsey & Whitney LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Barack Ferrazzano Kirschbaum & Nagelberg LLP.
EXPERTS
The consolidated financial statements of HTLF as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASC Topic 326, Financial Instruments – Credit Losses.
The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 contains an explanatory paragraph that states that HTLF acquired AimBank on December 4, 2020, and management excluded from its assessment of the effectiveness of HTLF’s internal control over financial reporting as of December 31, 2020, AimBank’s internal control over financial reporting associated with total assets of $1.89 billion and total revenues of $4.7 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2020. KPMG LLP’s audit of internal control over financial reporting of HTLF also excluded an evaluation of the internal control over financial reporting of AimBank.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Information that we file with the SEC can also be found on our website, www.htlf.com, at the “Filings & Financials” link under the “Investor Relations” tab. The information contained on the website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus, any subsequently filed document deemed incorporated by reference herein or therein or any free writing prospectus prepared by or on behalf of us. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including information furnished pursuant to Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021;
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 5, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 6, 2020, and June 30, 2021, filed with the SEC on August 5, 2021; and
•	our Current Reports on Form 8-K, filed with the SEC on March 22, 2021, April 14, 2021, April 26, 2021, May 20, 2021, July 8, 2021 and August 31, 2021.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write, email or telephone us at the following address:
HTLF
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
Attention: Investor Relations, Bryan McKeag
Email: bmckeag@htlf.com

PROSPECTUS

Debt Securities
Subordinated Notes
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units
We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HTLF.”
Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 1 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is August 8, 2019.

All references in this prospectus to “Heartland,” “we,” “us,” “our,” and “our company” are to Heartland Financial USA, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. In this prospectus, we refer to debt securities, common stock, preferred stock, warrants, rights and units collectively as “securities.”
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus, which include debt securities, subordinated notes, common stock, preferred stock, depositary shares, warrants, rights and units. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at www.sec.gov.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of our company and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of such act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Any forward-looking statement contained in this prospectus and the documents incorporated by reference in this prospectus and any applicable prospectus supplement speaks only as of the date on which the statement is made, and Heartland undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Heartland to predict all of the factors, nor can Heartland assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
RISK FACTORS
An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our subsequent quarterly reports on Form 10-Q and other future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
ABOUT HEARTLAND FINANCIAL USA, INC.
Heartland is a multi-bank holding company that conducts a community banking business through our bank subsidiaries, which are independently chartered community banks operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California.
The principal business of Heartland’s bank subsidiaries consists of making loans to and accepting deposits from businesses and individuals. Our bank subsidiaries provide full service commercial and retail banking in their communities. Both loans and deposits are generated primarily through strong banking and community relationships and through management that is actively involved in the community. Lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing strong banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service.
Heartland supplements the local services of its bank subsidiaries with a full complement of ancillary services, including wealth management, investment and insurance services. Heartland provides convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, debit cards and automated teller machines.
Dubuque Bank and Trust Company, Heartland’s oldest bank subsidiary, was originally incorporated in Iowa in 1935. Heartland was formed as an Iowa corporation to serve as its holding company in 1981, and Heartland reincorporated in Delaware on June 30, 1993.
Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589-2100. Our website address is www.htlf.com. The information on our website is not part of this prospectus or any prospectus supplement.
We refer you to the documents incorporated by reference in this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may issue under the Indenture (as defined below) and offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee (the “Indenture”). We have summarized the general features of the debt securities to be governed by the Indenture below. The summary is not complete and is qualified in its entirety by reference to the Indenture. The Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC. We encourage you to read the Indenture for provisions that may be important to you.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of debt securities under the Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest on, the debt securities will be payable (and the method of such payment), where the debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•
the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of and premium, if any, and interest on the debt securities will be made;
•
if payments of principal of and premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of and premium, if any, and interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the events of default described in this prospectus or in the Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the Indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the Indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•
the provisions, if any, relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

•
any other terms of any series of debt securities, which may supplement, modify or delete any provision of the Indenture as it applies to such series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of such debt securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.
All debt securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the Indenture.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the Indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and premium, if any, and interest on such debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Ranking
Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. As of June 30, 2019, excluding deposit liabilities, we had approximately $390.1 million of borrowings on a consolidated basis, of which approximately $93.6 was secured. The debt securities will be subordinated to all of our secured debt (as to the collateral pledged to secure this debt). Except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. Furthermore, in the event that the FDIC incurs a loss in connection with one of our subsidiary banks, each of our other subsidiary banks may be liable to the FDIC for such loss, and the FDIC’s claim will be superior to any unsecured or secured obligations owed to us by our subsidiary banks. As of June 30, 2019, our subsidiaries had approximately $10.2 billion of deposits and other borrowings outstanding. The Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a depositary, or a nominee of the depositary (we herein refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we herein refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and premium, if any, and interest on certificated debt securities only by surrendering the certificate representing such certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
The global debt security will not be registered in the name of any person, or exchanged for debt securities that are registered in the name of any person, other than the depositary or its nominee, unless one of the following occurs:
•
the depositary notifies us that it is unwilling or unable to continue as depositary for such global debt security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event; or

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global debt security shall be so exchangeable.
Any global debt security that is exchangeable pursuant to the preceding sentence shall be exchangeable for securities registered in such names as the depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the global debt security with like tenor and terms.
We will not be required (a) to issue, register the transfer of, or exchange debt securities for the period beginning at the opening of business 15 days immediately preceding the sending of a notice of redemption of those debt securities and ending at the close of business on the day such notice is sent, or (b) to register the transfer of or exchange debt securities, called or being called for redemption as a whole or the portion being redeemed of any such debt securities, called or being called for redemption in part.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless:
•
we are the surviving corporation or the successor person (if other than our company) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the Indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following, unless otherwise specified in the applicable prospectus supplement:
•
default in the payment of any interest upon such debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security at its maturity;
•
default in the performance or breach of any other covenant or warranty by us in the Indenture (other than a default in payment as described above or default on a covenant or warranty that has been included in the Indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of such series as provided in the Indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided with respect to debt securities of such series that is described in the applicable prospectus supplement accompanying this prospectus.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the Indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of such series are discount securities, such portion of the principal amount as may be specified in the terms of such series) and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the Indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The Indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless:
•	such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of such series; and
•
the holders of at least a majority in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the Indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on that debt security on or after the due dates expressed in such debt security, and to institute suit for the enforcement of payment, and such rights shall not be impaired without the consent of such holder.
The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default with respect to such series and its consequences, except a default in the payment of the principal of or interest on any debt security of such series (provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).
If any debt securities are outstanding under the Indenture, the Indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the Indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall deliver to each holder of debt securities of such series notice of a default or event of default within 90 days after it occurs. The Indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of such series of debt securities.
Modification and Waiver
We and the trustee may modify and amend the Indenture or the debt securities of any series without the consent of any holder of any debt security of such series to:
•	cure any ambiguity, defect or inconsistency;
•	comply with covenants in the Indenture described above under the heading “Description of Debt Securities-Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of such series;
•	to surrender any of our rights or powers under the Indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of such series;
•	to comply with the applicable procedures of the Depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of such series as permitted by the Indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
We may also modify and amend the Indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities;
•
reduce the principal of or premium, if any, on or change the fixed maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to such series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of and premium, if any, or interest on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt securities payable in currency other than that stated in the debt securities;
•
make any change to certain provisions of the Indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and premium, if any, and interest on such debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt securities, if the redemption is at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the Indenture with respect to that series and its consequences, except a default in the payment of the principal of, and premium, if any, or any interest on any debt securities of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Satisfaction and Discharge
The Indenture shall be satisfied and discharged with respect to the debt securities of a series when, among other things, all debt securities of that series have been delivered to the trustee for cancellation, or those debt securities not delivered to the trustee for cancellation:
•	have become due and payable by reason of sending a notice of redemption or otherwise, will become due and payable at their stated maturity within one year;
•
have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense; or

•	are deemed paid and discharged pursuant to the provisions on legal defeasance described below, and in the first three cases listed above, we shall have irrevocably deposited or caused to be deposited with the trustee an amount of money or U.S. government obligations or foreign government obligations, which amount shall be sufficient to pay and discharge each installment of principal of and interest on all the debt securities of such series on the due dates. Furthermore, we shall have paid all other sums payable by us under the Indenture.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the 91st day after the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the Indenture and such series of debt securities.
This discharge may occur only if, among other things:
•	such deposit will not result in a breach or violation, or constitute a default under, the Indenture or any of our other agreements;
•
no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit or during the period ending in the 91st day after the deposit;

•
we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred; and

•	we shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any other creditors.

Defeasance of Certain Covenants. the Indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading above “Description of Debt Securities-Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the Indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of such series, or covenant defeasance.
The conditions include, among other things:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the Indenture and such debt securities;
•	that such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which we are a party or by which we are bound;
•	that no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit; and
•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.
Redemption
Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. The debt securities will be redeemable only upon notice in writing of the redemption date and the principal amount of the debt securities to be redeemed. We will provide notice to the trustee at least 20 days before the redemption date, unless a shorter notice period is satisfactory to the trustee. Furthermore, unless otherwise indicated for a particular series, a notice of redemption will be sent at least 15 days but not more than 60 days before a redemption date, by first-class mail or electronically, to each holder whose debt securities are to be redeemed.
Unless otherwise indicated for a particular series, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected in accordance with the procedures of the depositary (for global securities), in compliance with the requirements of the principal national securities exchange (for listed securities), or otherwise, in the manner that the trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law. Debt securities to be redeemed will be selected from those securities not previously called for redemption. Portions of the principal amount of debt securities that have denominations larger than $1,000 may be selected for redemption. Otherwise, debt securities selected for redemption will be in amounts of $1,000 or whole multiples of $1,000 or, with respect to debt securities of any series issuable in other denominations, the minimum principal denomination for each series and the authorized integral multiples thereof. Upon surrender of a debt security that is redeemed in part, the trustee will issue to the holder a new debt security of the same series and maturity equal in principal amount to the unredeemed portion of the surrendered debt security. Unless otherwise indicated for a particular series, a notice of redemption may not be conditional.
Upon surrender to the paying agent, debt securities called for redemption will be paid at the redemption price plus accrued interest to the redemption date.
Governing Law
The Indenture and the debt securities, including any claim or controversy arising out of or relating to the Indenture or the debt securities, will be governed by the laws of the State of New York.

DESCRIPTION OF SUBORDINATED NOTES
The following description of the subordinated notes, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the subordinated notes that we may issue under the Subordinated Note Indenture (as defined below) and offer under this prospectus. When we offer to sell a particular series of subordinated notes, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of subordinated notes. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
General
Subordinated notes may be issued in one or more series of our subordinated debt securities and will be issued under a subordinated debt indenture, dated as of December 17, 2014, as amended and supplemented by a supplemental indenture, dated as of December 17, 2014, between us and U.S. Bank National Association, as trustee, which together we refer to in this description as the “Subordinated Note Indenture.”
The subordinated notes will be our general unsecured subordinated obligations and will rank equally with all of our other unsecured subordinated obligations from time to time outstanding. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness (as defined below) to the extent and in the manner set forth in the Subordinated Note Indenture. The subordinated notes will rank senior to our obligations under junior subordinated debt securities issued to our capital trust subsidiaries. In addition, the subordinated notes are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. See “-Subordination.”
The terms of each series of subordinated notes will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of subordinated notes will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of subordinated notes under the Subordinated Note Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any subordinated notes being offered, the aggregate principal amount and the following terms of the subordinated notes, if applicable:
•	the title of the subordinated notes;
•	any limit upon the aggregate principal amount of the subordinated notes;
•	the date or dates on which the principal of any subordinated notes is payable;
•
the rate or rates at which any subordinated notes shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date;

•
the place or places where the principal of and any premium and interest on any subordinated notes shall be payable, the place or places where the subordinated notes may be presented for registration of transfer or exchange, and the place or places where notices or demands to or upon us in respect of the subordinated notes may be made;

•
the period or periods within which the price or prices at which and the terms and conditions upon which any subordinated notes may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the subordinated notes shall be evidenced;

•
our obligation, if any, to redeem or purchase any subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder of subordinated notes thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any subordinated notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any subordinated notes shall be issuable;
•
if the amount of principal of or any premium or interest on any subordinated notes may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•
if other than the currency of the United States of America, the currency, currencies or currency units (which, in each instance, shall be acceptable to the trustee) in which the principal of or any premium or interest on any subordinated notes shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•
if the principal of or any premium or interest on any subordinated notes is to be payable, at our election or the holder of subordinated notes, in one or more currencies or currency units other than that or those in which such subordinated notes are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on subordinated notes as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of any subordinated notes which shall be payable upon declaration of acceleration of the maturity thereof;
•
if the principal amount payable at the stated maturity of any subordinated notes will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such subordinated notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	if applicable, that the subordinated notes, in whole or any specified part, shall be defeasible;
•	if applicable, that any subordinated notes shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities;
•
any addition to or change in the events of default which applies to any subordinated notes and any change in the right of the trustee or the requisite holders of subordinated notes to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants which applies to the subordinated notes; and
•	any other terms of the subordinated notes (which terms shall not be inconsistent with the provisions of the Indenture).
Ranking
The subordinated notes are our general unsecured subordinated obligations and are:
•	subordinated in right of payment to the payment of any of our existing and future Senior Indebtedness;
•	equal in right of payment with any of our existing and future unsecured subordinated indebtedness;
•	rank senior to our obligations relating to the junior subordinated debt securities issued to our capital trust subsidiaries; and
•	effectively subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks.
As of June 30, 2019, excluding deposit liabilities, we had approximately $390.1 million of borrowings on a consolidated basis, of which none was Senior Indebtedness and $74.4 million was outstanding under the Subordinated Note Indenture. Except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the debt securities are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks.

Furthermore, in the event that the Federal Deposit Insurance Corporation (“FDIC”) incurs a loss in connection with one of our subsidiary banks, each of our other subsidiary banks may be liable to the FDIC for such loss, and the FDIC’s claim will be superior to any unsecured or secured obligations owed to us by our subsidiary banks. As of June 30, 2019, our subsidiaries had approximately $10.2 billion of deposits and other borrowings. The Indenture does not restrict the amount of secured or unsecured debt that we or our subsidiaries may incur.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the subordinated notes will not contain any provisions which may afford holders of the subordinated notes protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of subordinated notes.
Subordination
The subordinated notes are subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.
These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our Senior Indebtedness may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes, and our creditor that is owed a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes. The Subordinated Note Indenture does not limit our ability to incur Senior Indebtedness or general obligations, including indebtedness ranking equally with the notes or secured debt.
Holders of the subordinated notes may not accelerate the maturity of the notes, except upon an event of default. See “-Events of Default” below.
The Subordinated Note Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes in the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•
in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or, in the event any judicial proceeding shall be pending with respect to any such default; or

•	in the event that any subordinated notes have been declared due and payable before their stated maturity.
If the trustee or any holders of subordinated notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or subordinated holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to pay over that money to us.
Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations, before any amount is made available for payment or distribution to the holders of the subordinated notes.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Note Indenture allows the holders of Senior Indebtedness to obtain a court order requiring us and any holder of subordinated notes to comply with the subordination provisions.
The Subordinated Note Indenture defines Senior Indebtedness to include, without limitation:
•
the principal of (and premium, if any) and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	our capital lease obligations;
•
our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•
our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

•
our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	any of the above listed obligations of other persons the payment of which we are responsible or liable for, either directly or indirectly, as obligor, guarantor or otherwise;
•	any of the above listed obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and
•	any deferrals, renewals or extensions of any of the above listed obligations.
However, Senior Indebtedness does not include:
•	the subordinated notes;
•	trade accounts payable arising in the ordinary course of business; and
•
any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated notes, including: any indebtedness issued to any statutory trust created by us for the purpose of issuing trust securities in connection with such issuance of indebtedness, which shall in all cases be junior to the notes.

The Subordinated Note Indenture does not contain any limitation on the amount of Senior Indebtedness that we may incur in the future. Furthermore, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the trustee or the holders of the subordinated notes, among other things, change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding.
Because we are a holding company, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization or otherwise would be subject to the prior claims of creditors of the subsidiary (except to the extent that we are a creditor with a recognized claim of equal priority). In the event of any such distribution of assets of any of our bank subsidiaries due in part to their status as insured depository institutions, the claims of depositors and other general or subordinated creditors of the bank subsidiary would be entitled to priority over claims of shareholders of the bank subsidiary, including any claim we might have as the parent holding company of the subsidiary and any claim that one of our creditors might have, such as holders of the subordinated notes.

Events of Default
The only “events of default” with respect to the notes under the Subordinated Note Indenture are certain events related to our bankruptcy or insolvency, whether voluntary or involuntary, or certain events related to the insolvency of any of three principal subsidiary banks: Dubuque Bank and Trust Company, New Mexico Bank & Trust and Morrill & Janes Bank and Trust Company. If an event of default with respect to the subordinated notes occurs and is continuing, the principal amount of all of the subordinated notes shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the subordinated notes. If an event of default with respect to the notes occurs and is continuing, the trustee may enforce its rights and the rights of the holders of the subordinated notes by any judicial proceedings that the trustee deems to be most effectual to do so.
The maturity of the notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the subordinated notes upon a “default” in the payment of principal of or interest on the subordinated notes or in the performance of any of our covenants or agreements contained in the subordinated notes, in the Subordinated Note Indenture or any of our other obligations or liabilities. For purposes of the subordinated notes, “default” means (i) a default in the payment of principal of the subordinated notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the subordinated notes when due, which continues for 30 days. If a default in the payment of principal of or interest on the subordinated notes occurs and is continuing under the Subordinated Note Indenture, the trustee and holders of notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the subordinated notes, the holders of the subordinated notes will have limited rights to institute proceedings to enforce the terms of the Subordinated Note Indenture or subordinated notes.
Modification
From time to time, we, together with the trustee, may, without the consent of the holders of subordinated notes, amend the Subordinated Note Indenture for one or more of the following purposes:
•	to provide for the assumption by a successor corporation of our obligations under the Subordinated Note Indenture and the subordinated notes;
•	to add to our covenants and the default provisions for the benefit of the holders of subordinated notes or to surrender our rights under the Subordinated Note Indenture;
•	to permit or facilitate the issuance of subordinated notes in bearer form or in uncertificated form;
•	to cure ambiguities, defects or inconsistencies, so long as the amendment does not materially adversely affect the interests of the holders of subordinated notes;
•
to make any other change to the Subordinated Note Indenture that neither applies to any subordinated note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any subordinated holder with respect to such provision;

•	to secure subordinated notes;
•	to establish forms and terms of subordinated notes; or
•	to provide for a successor trustee or to facilitate the administration of the trusts by more than one trustee.
The Subordinated Note Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of each series of subordinated notes affected thereby, to modify the Subordinated Note Indenture in a manner affecting the rights of the holders of the subordinated notes of such series; provided, that no modification may, without the consent of the holders of each outstanding subordinated note affected:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note;
•	reduce the principal amount of or the rate of interest on any subordinated note, or any premium payable upon the redemption thereof;

•	reduce the amount of the principal of any subordinated note which would be due and payable upon a declaration of acceleration;
•	change the place of payment where, or the coin or currency in which, any subordinated note principal or interest is payable;
•	impair the right to institute suit for the enforcement of any such due and payable obligation;
•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to the subordinated note holders;
•
reduce the percentage in principal amount of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Subordinated Note Indenture;

•
modify any of the above provisions, or provisions on the waiver of past defaults and waiver of covenants, or reduce the percentage in principal amount of subordinated notes that must approve such modifications or waivers;

•	provide that certain other provisions of the Subordinated Note Indenture can be modified or waived without the consent of the holder of each subordinated note affected thereby.
Consolidation, Merger, Sale of Assets and Other Transactions
We will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:
•
we are the surviving person or we consolidate with or merge into another person or sell, convey, transfer or lease substantially all of our properties and assets to any person, that is organized under the laws of the United States of America or any State or the District of Columbia, that if not us expressly assumes our obligations relating to the notes and the Subordinated Note Indenture;

•
immediately after giving effect to the transaction, no “event of default,” and no event which, after notice or lapse of time or both, would become an “event of default” shall have occurred and be continuing; and

•	certain other conditions described in the Subordinated Note Indenture are met.
The general provisions of the Subordinated Note Indenture do not limit our rights to enter into transactions, such as a highly-leveraged transaction, that may adversely affect the holders of the notes.
Satisfaction and Discharge
The Subordinated Note Indenture provides that when, among other things, all subordinated notes have been delivered to the trustee for cancellation, or those notes not delivered to the trustee for cancellation:
•	have become due and payable,
•	will become due and payable at their stated maturity within one year, or
•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we deposit or cause to be deposited with the trustee, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal and interest, then, upon our request, the Subordinated Note Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Note Indenture with respect to the subordinated notes. However, we will continue to be obligated to pay all other sums due under the Subordinated Note Indenture, including all trustee fees and expenses.

Defeasance
We may at any time terminate all of our obligations under the subordinated notes, except for certain obligations including those respecting the defeasance trust, or omit to comply with certain covenants applicable to the subordinated notes. Our obligations will be deemed to have been discharged on and after the date the following applicable conditions have been satisfied:
•
we have irrevocably deposited in trust with the trustee or the defeasance agent, if any, money or U.S. government obligations for the payment of principal and interest on the subordinated notes to maturity;

•
if the subordinated notes are then listed on any securities exchange, we have delivered to the trustee or defeasance agent an officer’s certificate to the effect that such defeasance will not cause the subordinated notes to be delisted from such exchange;

•	such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all subordinated notes are in default within the meaning of the Act);
•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•
such defeasance will not result in the defeasance trust constituting an investment company within the meaning of the Investment Company Act unless such trust will be registered under the Act or exempt from registration thereunder;

•
we have delivered to the trustee and the defeasance agent, if any, an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	no event or condition exists that would prevent us from making payments of the principal of or interest on the notes on the date we deposit funds or any time during the 90 days thereafter; and
•	certain other conditions set forth in the Subordinated Note Indenture.
Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.
The subordinated notes will be evidenced by a global note which will be deposited with, or on behalf of, a depositary, or any successor thereto, and registered in the name of a nominee of the depositary. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of the depositary or to a successor of the depositary or its nominee.
The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than the depositary or its nominee, unless certain circumstances such as one of the following occurs:
•
the depositary notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•	an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing, and we or the depositary requests an exchange.
In those circumstances, the depositary will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
Redemption
Any terms for the optional or mandatory redemption of the subordinated notes will be set forth in the applicable prospectus supplement. Except as otherwise provided in the applicable prospectus supplement, the subordinated notes will be redeemable only upon notice by mail not less than 30 days nor more than 60 days prior to the redemption date to each holder at the address appearing in the security register for such subordinated notes.
If less than all the subordinated notes of a series, or any tranche thereof, are to be redeemed, the particular subordinated notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the trustee, from the outstanding subordinated notes of such series not previously called for redemption, pro rata, by lot or by such method as the trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any subordinated notes of such series all in accordance with the procedures of the depositary, provided that the unredeemed portion of the principal amount of any subordinated notes shall be in an authorized denomination of or any integral multiples thereof (which shall not be less than the minimum authorized denomination) for such subordinated notes.
If less than all the subordinated notes of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single note), the particular subordinated notes to be redeemed shall be selected not more than 60 days prior to the redemption date by the trustee or by the depositary, as applicable, from the outstanding subordinated notes of such series and specified tenor not previously called for redemption in accordance with the preceding paragraph.
If any subordinated notes called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any interest shall, until paid, bear interest from the redemption date at the rate prescribed therefor in the subordinated notes.
The Trustee
The trustee for the holders of subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Note Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity reasonably satisfactory to the trustee.
U.S. Bank National Association is the trustee of the subordinated debentures that support several series of trust preferred securities issued by our capital trust subsidiaries and, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.
Payment and Paying Agents
The paying agent for subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank National Association. We will pay principal and interest on your subordinated notes at the office of the trustee in Indianapolis, Indiana, or in the City of New York, or at the office of any paying agent that we may designate. Unless otherwise provided, principal and interest will be considered paid on the date due if the paying agent holds as of 11:00 a.m. New York City time on the due date money deposited by us in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the subordinated notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.
Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Governing Law
The Subordinated Note Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF COMMON STOCK
This section summarizes the terms of the common stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
Our authorized capital stock consists of 60,000,000 shares of common stock, par value $1.00 per share, and 200,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2019, we had 36,690,061 shares of our common stock outstanding. Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “HTLF.” We have designated the rights and preferences of a series of 16,000 shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), which are issuable upon the exercise of the preferred share purchase rights described below under the heading “Description of Common Stock-Preferred Share Purchase Rights.” We had previously designated the terms of 81,698 shares of Series B Perpetual Preferred Stock (“Series B Preferred Stock”), 81,698 shares of Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”), and 3,000 shares of 7.0% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (“Series D Preferred Stock”), but all of those shares have been redeemed and resumed the status of authorized but unissued shares. As a result, we have 184,000 shares of authorized but unissued preferred stock.
Our board of directors is authorized to designate the rights and preferences of additional series of preferred stock out of the 184,000 shares that are authorized but undesignated, to establish the number of shares to be included in each such series and to issue and sell shares of any such series without approval of stockholders. Shares of preferred stock that our board creates and issues could have dividend or redemption rights that could adversely affect the availability of earnings for distribution to the holders of our common stock, or voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock.
Our common stock is not entitled to any conversion rights or any preemptive rights to subscribe for additional securities we may issue. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. All shares of outstanding common stock are, and all shares of common stock issued using the prospectus will be, fully paid and nonassessable.
Dividend Rights
Subject to the prior dividend rights of the holders of any preferred stock, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor and subject to regulatory restriction. As a Delaware corporation, we may pay dividends only out of surplus or if we have no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, policies of the Board of Governors of the Federal Reserve Board caution that a bank holding company should not pay cash dividends unless its net income available to common stockholders over the past year has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with its capital needs, asset quality, and overall financial condition. The Federal Reserve possesses enforcement powers over bank holding companies and their bank and non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Voting Rights
Subject to the rights of the holders of any preferred stock, only the holders of our common stock have voting rights and are entitled to one vote for each share held. The board is classified into three classes of directors. Holders of common stock are not entitled to cumulative voting of their shares in the election of directors. The directors are elected by a plurality vote, which means that the individuals receiving the highest number of votes cast “FOR” their election are elected to the available board seats. Except as described below under “Certain Provisions of our Certificate of Incorporation and Bylaws” or as provided by law, all other matters are decided by the affirmative vote of a majority of the outstanding shares of our common stock present in person or by proxy and entitled to vote.
Liquidation Rights
Upon any liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to debtholders and the holders of any outstanding shares of preferred stock.
Preferred Share Purchase Rights
On January 17, 2012, we entered into an Amended and Restated Rights Agreement (the “Rights Agreement”) with Dubuque Bank and Trust Company, as Rights Agent. Under the Rights Agreement, all stockholders receive, along with each share of common stock owned, a preferred stock purchase right (a “preferred share purchase right”) entitling them to purchase from us one one-thousandth of a share of Series A Preferred Stock at an exercise price of $70.00 per one one-thousandth of a share, subject to certain adjustments, once these preferred share purchase rights become exercisable.
The preferred share purchase rights are not exercisable or transferable apart from our common stock until the “Distribution Date,” which is the earlier of (i) the 10th day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) the 10th business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by the Acquiring Person of 15% or more of our outstanding common stock, even if no shares are purchased pursuant to such offer. The definition of “Acquiring Person” under the Rights Agreement is subject to certain exceptions, including acquisitions by Heartland Partnership, L.P. and acquisitions that our board of directors determines are inadvertent and without any intention of changing or influencing control of us. Subject to these exceptions and other conditions, if any person or group of affiliated or associated persons becomes an Acquiring Person, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock having a market value of two times the exercise price of the right. If after the time that a person or group becomes an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise senior voting stock of the acquiring company (or the acquiring company’s parent) having a market value of two times the exercise price of the preferred share purchase right.
Each share of our Series A Preferred Stock, if issued, (i) will entitle holders to a preferential quarterly dividend payment (if declared) of the greater of $1.00 per share or an amount equal to 1,000 times the dividend declared per share of common stock, (ii) will have the same voting power as 1,000 shares of our common stock and (iii) will entitle holders, upon liquidation, to receive the greater of $1,000 (plus any accrued but unpaid dividends) or an amount equal to 1,000 times the payment made on one share of our common stock.
In the event of any merger, consolidation or other transaction in which our common stock is converted or exchanged, each one one-thousandth of a share of Series A Preferred Stock will be entitled to receive such number of shares of validly issued, fully paid, nonassessable and freely tradable senior voting stock of the acquiring company, as shall be equal to the result obtained by (1) multiplying the exercise price of the preferred share purchase right by the then number of one one-thousandths of share of preferred stock for which a right is then exercisable and dividing that product by (2) 50% of the current market price per share of the senior voting stock of the acquiring company.
We may redeem the preferred share purchase rights for $0.01 per preferred share purchase right, subject to adjustment, at any time before the earlier of the close of business on the Distribution Date and January 17, 2022, which is the “Expiration Date” of the preferred share purchase rights. If we redeem any of the preferred share purchase rights, we must redeem all of the preferred share purchase rights. We may pay the redemption price in cash, shares of common stock or any other form of consideration deemed appropriate by our board of directors, or any combination thereof. For as long as the preferred share purchase rights are redeemable, we may amend the preferred share purchase rights to extend the time period in which the preferred share purchase rights may be redeemed, but not to change the redemption price or date of expiration of the preferred share purchase rights.
The Rights Agreement also grants our board of directors the option, at any time after any person or group becomes an Acquiring Person but prior to an acquisition at the 50% level, to exchange preferred share purchase rights (other than preferred share purchase rights owned by such Acquiring Person) for shares of our common stock or Series A Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of our common stock, or a fractional share of Series A Preferred Stock (or other preferred stock equivalent in value to one share of our common stock), per preferred share purchase right.
The preferred share purchase rights make a hostile contest for control without communication with our board of directors impractical. The preferred share purchase rights would cause substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.
Certain Provisions of our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing board of directors and management more difficult, including the following:
•	we do not provide for cumulative voting for our directors;
•	we have a classified board of directors with each class serving a staggered three-year term;
•	at least two-thirds of our board of directors must approve any changes to the size of the board;
•	a vote of 70% of the outstanding shares of voting stock is required to remove directors, and such directors may only be removed for cause;
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unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to amend, alter or repeal our bylaws and certain sections of our certificate of incorporation;

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unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to effect any merger or consolidation of our company or any of our subsidiaries with or into another corporation; effect any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our assets in a single transaction or series of related transactions; effect any issuance or transfer by us or any of our subsidiaries of any of our voting securities (except as issued pursuant to a stock option, purchase or bonus plan); or effect our voluntary dissolution;

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a majority of stockholders representing 75% of the outstanding shares of stock, or a class of stock, may bind all stockholders or a class of stockholders, to certain compromises or arrangements with creditors, subject to approval by a court of equitable jurisdiction;

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our board of directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;
•	our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class of preferred stock;
•	all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and
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we have advance notice procedures which generally require that stockholder proposals and nominations be provided to us not less than 30 days and not more than 75 days before the date of the originally scheduled annual meeting in order to be properly brought before a stockholder meeting.

Section 203 of the Delaware General Corporation Law
Section 203 of the Delaware General Corporation Law (the “DGCL”) regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various business combinations with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:
•	prior to such time, the board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors, officers and employee stock plans; or

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at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

A “business combination” is defined to include mergers, asset sales and other transactions. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to the company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders an opportunity to sell their stock at a price above the prevailing market price.
Banking Laws
Certain federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire Heartland. For example, the federal Change in Bank Control Act, Bank Merger Act, and Bank Holding Company Act, as well as certain similar state laws, require bank regulatory approvals for acquisitions of direct or indirect control of banks and bank holding companies, mergers of banks and other transactions that may result in a company becoming a bank holding company or where an existing banking holding company seeks to invest in another banking organization.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERRED STOCK
This section summarizes the terms of the preferred stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
We currently have authorized 200,000 shares of preferred stock, $1.00 par value per share. As discussed above under the heading “Description of Common Stock-General,” we have 184,000 shares of authorized but undesignated preferred stock. As of the date of this prospectus, no shares of preferred stock were outstanding.
Our certificate of incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, without the approval of our stockholders. Prior to the issuance of each series of our undesignated preferred stock, our board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.
Subject to limitations prescribed by the DGCL and our certificate of incorporation, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable, and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:
•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
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the provisions for redemption, if applicable, of the preferred stock, including any restrictions on the repurchase or redemption of the preferred stock while there is any late payment of dividends or sinking fund installments;

•	any listing of the preferred stock on any securities exchange or market;
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the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;
•	voting rights, if any, of the preferred stock;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.
For a description of provisions in our certificate of incorporation or bylaws that may have an effect of delaying, deferring or preventing a change in control, please refer to the sections entitled “Preferred Share Purchase Rights” and “Certain Provisions of our Certificate of Incorporation and Bylaws” under the “Description of Common Stock.”
Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, the preferred stock will rank:
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senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

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on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

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junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
This section summarizes the general terms and provisions of the depositary shares represented by depositary receipts that we may offer using this prospectus. This section is only a summary and does not purport to be complete. You must look at the applicable forms of depositary receipt and deposit agreement for a full understanding of the specific terms of any depositary shares and depositary receipts. The forms of the depositary receipts and the deposit agreement will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
A prospectus supplement will describe the specific terms of the depositary shares and the depositary receipts offered under that prospectus supplement, including any of the terms in this section that will not apply to those depositary shares and depositary receipts, and any special considerations, including tax considerations, applicable to investing in those depositary shares.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do so, we will provide for the issuance to the public by a depositary of depositary receipts evidencing depositary shares. Each depositary share will represent a fractional interest in a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will state the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts, although not in final form. The holders of temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of temporary depositary receipts can exchange them for final depositary receipts at our expense.
Withdrawal of Preferred Stock
If you surrender depositary receipts at the principal office of the depositary you will be entitled to receive at that office the number of shares of preferred stock and any money or other property then represented by the depositary shares, unless the depositary shares have been called for redemption. We will not, however, issue any fractional shares of preferred stock. Accordingly, if you deliver depositary receipts for a number of depositary shares that, when added together, represents more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time as you receive your shares of preferred stock. You will no longer be entitled to deposit the shares of preferred stock you have withdrawn under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock. There may be no market for any withdrawn shares of preferred stock.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the deposited preferred stock, less any taxes required to be withheld, to the record holders of the depositary receipts in proportion to the number of the depositary shares owned by each record holder on the relevant date. The depositary will distribute only the amount that can be distributed without attributing to any holder a fraction of one cent. Any balance will be added to the next sum to be distributed to holders of depositary receipts.
If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary receipts, unless the depositary determines that it is not practical to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
The deposit agreement will contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary receipts.

Redemption and Repurchase of Deposited Preferred Stock
If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of preferred stock held by the depositary. The depositary will mail a notice of redemption between 30 and 60 days prior to the date fixed for redemption to the record holders of the depositary receipts to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or other equitable method, as we determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. If depositary shares are no longer outstanding, the holders will have no rights with regard to those depositary shares other than the right to receive money or other property that they were entitled to receive upon redemption. The payments will be made when the holder surrenders its depositary receipts to the depositary.
Depositary shares are not subject to repurchase at the option of the holders. However, if shares of preferred stock underlying the depositary shares become subject to repurchase at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to repurchase the deposited preferred stock at the price specified in the applicable prospectus supplement. If we have sufficient funds available, we will, upon receipt of the instructions, repurchase the requisite whole number of shares of preferred stock from the depositary, which will, in turn, repurchase the depositary receipts. However, holders of depositary receipts will only be entitled to request the repurchase of a number of depositary shares that represents in total one or more whole shares of the underlying preferred stock. The repurchase price per depositary share will equal the repurchase price per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If the depositary shares evidenced by any depositary receipt are repurchased in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not repurchased.
Voting of Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of the series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail information about the meeting to the record holders of the related depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the holders of the related preferred stock) will be entitled to instruct the depositary as to how to vote the preferred stock underlying the holder’s depositary shares. The depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions it receives. We will agree to take all action requested and considered necessary by the depositary to enable it to vote the preferred stock in that manner. The depositary will not vote any shares of preferred stock for which it does not receive specific instructions from the holders of the depositary receipts.
Conversion and Exchange of Deposited Preferred Stock
If we provide for the exchange of the preferred stock underlying the depositary shares, the depositary will exchange, as of the same exchange date, that number of depositary shares representing the preferred stock to be exchanged, so long as we have issued and deposited with the depositary the securities for which the preferred stock are to be exchanged. The exchange rate per depositary share will equal the exchange rate per share of the underlying preferred stock multiplied by the fraction of that share represented by one depositary share. If less than all of the depositary shares are exchanged, the depositary shares to be exchanged will be selected by the depositary by lot or pro rata or other equitable method, as we determine. If the depositary shares evidenced by a depositary receipt are exchanged in part only, the depositary will issue one or more new depositary receipts representing the depositary shares not exchanged.
Depositary shares may not be converted or exchanged for other securities or property at the option of the holders. However, if shares of preferred stock underlying the depositary shares are converted into or exchanged for other securities at the option of the holders, the holders may surrender their depositary receipts to the depositary and direct the depositary to instruct us to convert or exchange the deposited preferred stock into the whole number or principal amount of securities specified in the applicable prospectus supplement. Upon receipt of instructions, we will cause the conversion or exchange and deliver to the holders the whole number or principal amount of our securities and cash in lieu of any fractional security. The exchange or conversion rate per depositary share will equal the exchange or conversion rate per share of the underlying preferred stock multiplied by the fraction of the cumulative preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are converted or exchanged in part only, the depositary will issue a new depositary receipt evidencing any depositary shares not converted or exchanged.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary receipts. A deposit agreement may be terminated only if all related outstanding depositary shares have been redeemed or there has been a final distribution on the underlying preferred stock in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of the related depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated in the deposit agreement to be their responsibility.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the underlying preferred stock.
Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering notice to us. We also may at any time remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery to us of notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase debt securities, subordinated notes, depositary shares, preferred stock or common stock. Warrants may be issued independently or together with any other security, and may be attached to or separate from such security. We will issue the warrants under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to any warrants we offer. The warrant agent will act solely as our agent and will not act as an agent for the holders or beneficial owners of the warrants.
This section summarizes the general terms and provisions of warrants that we may offer using this prospectus. We will describe the particular terms of any series of warrants that we may offer in more detail in a prospectus supplement. You should read the prospectus supplement, and refer to the applicable forms of warrant agreement and warrant certificate, for a full understanding of the specific terms of any warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part.
The prospectus supplement relating to any specific warrants that we offer using this prospectus will describe the following terms of such warrants, if applicable:
•	the title and the aggregate number of warrants;
•	the debt securities, depositary shares, preferred stock or common stock for which each warrant is exercisable;
•	the date or dates on which the right to exercise such warrants commence and expire;
•	the price or prices at which such warrants are exercisable;
•	the currency or currencies in which such warrants are exercisable;
•	the periods during which and places at which such warrants are exercisable;
•	the terms of any mandatory or optional call provisions;
•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;
•	the identity of the warrant agent; and
•	the exchanges, if any, on which such warrants may be listed.
Before the warrants are exercised, holders of warrants will not have any of the rights of holders of the securities that such holders are entitled to purchase under the warrants.
Each holder of a warrant will be entitled to purchase the amount or number of securities at the exercise price described in the prospectus supplement that is used to offer the warrants. After the close of business on the day when the right to exercise the warrants terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement and prospectus supplement that is used to offer the warrants. In general, when we or our warrant agent receive payment and the warrant certificate, endorsed in the manner described in the warrant certificate, at the address we specify in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities that you purchased on exercise of warrants. If you exercise fewer than all of the warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised and unexpired amount of warrants.

DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of a rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the type and number of shares of securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.
In general, a right entitles the holder to purchase for cash a specific number of shares of securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•	the record date for stockholders entitled to receive the rights;
•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	whether the rights are transferable;
•	the period during which the rights may be exercised and when they will expire;
•	the steps required to exercise the rights;
•	whether the rights include “oversubscription rights” so that a holder of the rights may purchase more securities if other holders do not purchase their full allotments; and
•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of securities and warrants in any combination. A prospectus supplement will describe the specific terms of the units offered, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part.

PLAN OF DISTRIBUTION
We may offer and sell the securities offered by this prospectus:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through some combination of these methods.
The applicable prospectus supplement will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale of such securities, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers which sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.
VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.
EXPERTS
The consolidated financial statements of our company as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, our independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at www.sec.gov.
The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:
•	Our Annual Report on Form 10-K for the year ended December 31, 2018;
•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2019 and June 30, 2019
•	Current Reports on Form 8-K filed with the SEC on January 16, 2019; April 29, 2019; May 6, 2019; May 23, 2019; and July 26, 2019; and
•
the description of our common stock and preferred share purchase rights included in our registration statements on Form 8-A filed with the SEC, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filings made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or any supplement at no cost by writing or telephoning us at:
Investor Relations
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell any of the securities that may be offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

2.75% Fixed to Floating Rate Subordinated Notes due 2031
PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Piper Sandler & Co.
August 31, 2021